As filed with the Securities and Exchange Commission on October 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY AND WATER DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	3585	30-0781375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7901 4th Street N STE #4174, St Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 727-677-9408

Florida Registered Agent LLC

7901 4th St N STE 300

St. Petersburg, FL 33702

T: 850-807-4500

agent@floridaregisteredagent.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Amy K. Maliza, Esq. di Santo Law, PLLC 429 Lenox Avenue, 4th Floor Miami Beach, FL 33139 (305) 587-2699 amaliza@disantolaw.com	Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒
Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON OCTOBER 30, 2023

ENERGY AND WATER DEVELOPMENT CORP.

[•] Shares of Common Stock

This is a firm commitment underwritten public offering of [•] shares of common stock, par value $0.001 per share, of Energy and Water Development Corp, a Florida corporation (the “Company”, “EAWD”, “we”, “us”, “our”). We anticipate a public offering price between $[•] and $[•] per share. We have granted to the underwriters an option, exercisable within 45 days after the closing of this offering, to purchase up to additional [•] shares at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “EAWD.” On October 27, 2023, the last reported sale price of our common stock was $0.0264 per share. In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAWD”. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.

The offering price of the common stock will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock.

On [•], 2023, our shareholders approved a reverse split of our outstanding shares of common stock by a ratio within the range of [•] to-1 to [•]-to-1, to be effective at the ratio and date to be determined by our Board of Directors. The share and per share information in this prospectus do not reflect such reverse stock split.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 16 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS THE INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share		Total
Offering price	$			$-
Underwriting discount and commissions		$-	$
Proceeds to us before offering expenses (1)		$-		$-

(1)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option (if any) we have granted to the underwriter as described below.

We have granted to the underwriters an option, exercisable within 45 days after the closing of this offering, to purchase up to additional [•] shares at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about    , 2023.

Sole Book-Running Manager

EF Hutton division of Benchmark Investments, LLC

 The date of this prospectus is                     , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to EAWD and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this Prospectus. However, this Prospectus includes industry data that we obtained from internal surveys, market research, and publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this Prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Prospectus.

TRADEMARKS

We own or have rights to use various trademarks, service marks, and trade names that we use in connection with the operation of our business. We use our “EAWD” trademark and related design marks in this prospectus. This prospectus may also contain trademarks, service marks, and tradenames of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus may appear without the ®, TM, or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable owner of these trademarks, service marks and trade names.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Other important factors that we think could cause our actual results to differ materially from expected results are summarized below, including the ongoing impact of the current outbreak of the novel coronavirus ("COVID-19"), on the U.S., regional and global economies, the U.S. sustainable energy market, and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in this Form S-1 and in our filings under the Exchange Act. Other factors besides those listed could also adversely affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the global economy and economic activity, including the timing of the successful distribution of an effective vaccine.

Statements regarding the following subjects, among others, may be forward-looking:

•	negative impacts from a continued spread of COVID-19, including on the U.S. or global economy or on our business, financial position, or results of operations;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets, or the general economy;

•	our plans and expectations regarding future financial results, expected operating results;

•	the sufficiency of our cash and our liquidity;

•	development of new products and improvements to our existing products;

•	our manufacturing capacity and manufacturing costs;

•	the adequacy of our agreements with our suppliers;

•	our ability to obtain financing, our ability to comply with debt covenants or cure any defaults;

•	availability of opportunities to participate in climate solutions including energy efficiency and renewable energy projects and our ability to complete potential new opportunities in our pipeline;

•	actions and initiatives of federal, state and local governments and changes to federal, state and local government policies, regulations, tax laws and rates and the execution and impact of these actions, initiatives and policies;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;

•	general volatility of the securities markets in which we participate;

•	the impact of weather conditions, natural disasters, accidents or equipment failures, or other events that disrupt our operations or negatively impact the value of our assets;

•	availability of and our ability to attract and retain qualified personnel; and

•	our understanding of our competition.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this prospectus. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

The risks included here are not exhaustive. Other sections of this registration statement may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, and the exhibits to the registration statement of which this prospectus is a part before making your investment decision. This prospectus contains forward-looking statements and information relating to EAWD. See “Cautionary Note Regarding Forward-Looking Statements” above.

In this Prospectus, the terms “EAWD,” the “Company,” “we,” “us,” “our” or “ours” refer to Energy and Water Development Corp. and its wholly owned subsidiaries.

Company Overview

Energy and Water Development Corp. (the “Company” or “EAWD”) was originally incorporated as a Delaware corporation named Wealthhound.com, Inc. in 2000 and was converted to a Florida corporation under the name Eagle International Holdings Group Inc. on December 14, 2007.

On March 10, 2008, the Company changed its name to Eurosport Active World Corporation and on March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Inko Sport America, LLC (“ISA”), a privately-held Florida limited liability company wherein all of the certified owners of ISA exchanged their ownership interests in ISA for shares of the Company. In connection with the closing of the Acquisition Agreement, the Company adopted ISA’s business plan and the Company’s registered directors were elected to their positions. This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes. ISA was administratively dissolved in September 2010.

In September 2019, the Company changed its name to Energy and Water Development Corp. to more accurately reflect the Company’s purpose and business sector. The Company has registered its logo “EAWD” with the United States Patent and Trademark Office, the European Union Intellectual Property Office and the World Intellectual Property Organization (WIPO) to secure its corporate identity.

In order to effectively cater to its expanding operations within one of the EU’s most environmentally advanced nations, the Company has strategically established a branch for business operations in Germany, along with two wholly-owned German subsidiaries: Energy and Water Development Deutschland GmbH (“EAWD Deutschland”) and EAWD Logistik GmbH (“EAWD Logistik”). Moreover, recognizing the importance of regional market demands, the Company has also extended its presence to Mexico through a wholly-owned subsidiary called EAWD Mexico SA de CV, enhancing its capacity to address the needs of this area efficiently. This strategic positioning not only reflects the Company's commitment to environmental progress but also ensures an optimized response to evolving market requirements.

The Business

We are a leading engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

•	EAWD builds water and energy systems out of existing, proven technologies, utilizing our intellectual property and our technical know-how to customize solutions to meet our clients’ needs. To date, two water systems have been sold and deployed in Mexico and Germany.
•	Using its patent pending design, EAWD is working to design, build, and operate off-the-grid EV Charging Stations in Germany.
•	EAWD commercializes proven technologies for the sustainable generation of energy and water. The first unit has been built and tested in Germany and the Company is working to fulfill additional orders.
•	EAWD is a United Nations “accredited vendor” and offers design, construction, maintenance and specialty consulting services to private companies, government entities and non-government organizations (NGOs) for the sustainable supply of energy and water.

1

Globally, 2 billion people (26% of the population) do not have safe drinking water and 3.6 billion (46%) lack access to safely managed sanitation, according to the report, published by UNESCO on behalf of UN-Water and released on March 2023. This organization has identified an urgent need to establish strong international mechanisms to prevent the global water crisis from spiraling out of control. In view of this increased world-wide demand for water and energy, our business goals are focused on self-sufficient energy supplied water generation and green energy production. To accomplish this, we set out to establish an outsourcing green tech platform to commercialize the Company’s state-of-the-art technologies while providing engineering and technical consultation services to design the most sustainable technological solutions that can provide water and energy. We also intend to secure all required technical, maintenance, education, and training related to the identified technology solutions. To this end the Company has sought potential collaboration with green tech research and development centers in Europe and has established its operating subsidiaries in Hamburg Germany, where we have started to assemble our patent-pending innovative off-the-grid, self-sufficient energy supply atmosphere water generation (“AWG”) systems (EAWD off-the-grid AWG Systems). EAWD Deutschland and EAWD Logistik operate in Hamburg, Germany to meet the increasing demands of water and energy generation projects around the world as well as to operate the solar powered EAWD off-the-grid EV Charging Stations, EAWD’s newest product, in Germany.

Amidst the backdrop of climate change and the rise of extreme weather events, the green tech industry is witnessing transformative shifts. These phenomena have exacerbated water scarcity and intensified the global demand for energy. Recognizing the pressing nature of these challenges, EAWD is committed to crafting sustainable and renewable solutions. As such, EAWD is poised to become a pivotal player in an industry that is not only rapidly expanding, but also unlocking numerous new markets in response to these urgent environmental issues.

The green tech industry is complex because it still requires increased promotion and public education about its potential. Furthermore, regulations in each country are different and, in many cases, several segments are regulated by both national and local (state, provincial, municipal) governments. EAWD’s approach seeks to assist businesses with the growth and development of their general operations by ensuring the efficient, profitable, and sustainable supply/generation of water and energy allowing our potential customers to focus on their business while adopting strategies of sustainability. Using our own EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, EAWD off-the-grid Water Purification Systems, and other identified technology, products, and services licensed or purchased from third party sources, we are delivering and installing a product set that suits the green technology water and/or energy needs of our customers. By using the state-of-the art technological solutions and technologies identified, designed, and provided by EAWD and its collaborators, we believe that our potential clients will be free to focus on the performance of their operations as well as with the water and energy consumption or generation regulations within their industry. Our clients may be businesses seeking to upgrade their business processes, NGOs or governmental entities seeking to apply green technology solutions for the water and energy they supply to their constituencies.

We continue to be a development stage company with rapid growth and broad development prospects. The Company presently assembles its EAWD off-the-grid AWG Systems and EAWD off-the-grid EV Charging Stations at its workshop in Germany and has recently extended its presence to Mexico, enhancing its capacity to address the needs of this area efficiently. The Company outsources most of its engineering and technical services as well as services relating to the promotion, selling, and distribution of its products. We presently have eleven employees: Ms. Irma Velazquez , our Chief Executive Officer, Vice-Chairman of the Board of Directors, and a significant stockholder, Mr. Ralph Hofmeier, our Chief Technology Officer, Chairman of the Board of Directors, and a significant stockholder, four engineers, two technicians, one accountant assistant, and two assemblers. Ms. Velazquez and Mr. Hofmeier are married.

Our aim is to collaborate with a diverse range of clients across various sectors, including private enterprises, governmental bodies, municipalities, NGOs, and intergovernmental organizations (IGOs). We recognize the unique needs of each sector and tailor our solutions accordingly.

In the private sector, we work closely with companies spanning industries such as manufacturing, hospitality, and agriculture. These organizations often require reliable water and energy sources to maintain their operations. By providing them with our advanced technology and technical services, we empower them to establish sustainable supplies and generation capabilities. This contributes significantly to their climate adaptation strategies, enhancing resilience and reducing environmental impact.

Within the public sector, our engagement extends to government entities and municipalities. These entities play a crucial role in safeguarding their communities' well-being and continuity. By equipping them with innovative solutions, we help them secure water and energy resources to support critical services, disaster response, and long-term urban planning. This, in turn, aids in climate adaptation and fosters sustainable development.

2

Non-Governmental Organizations (NGOs) and Intergovernmental Organizations (IGOs) also form a key part of our potential clientele. These entities often work in challenging environments or regions with limited infrastructure. By partnering with EAWD, they will gain access to cutting-edge technology that empowers them to provide essential services, such as clean water and energy, to underserved populations. This not only aligns with their humanitarian missions but also promotes climate adaptation and community resilience.

In every sector with which we engage, EAWD's contributions are aligned with the broader goals of climate adaptation. By offering technology and technical services that enable the efficient generation and management of water and energy, we help our clients thrive in a changing environment while contributing positively to the global effort of mitigating climate challenges. With its outsourced technical arm and its commission-based global network of distributors, the Company expects to create sustainable added value to each project it takes on while generating revenue from the sale of own EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies; as well as from its engineering, technical consulting, and project management services.

The following table depicts the Company’s service and product offerings to its clients.

We plan to provide customized technology solutions and technical services, based upon client need and preference, which may include any or all of the following:

•	Sustainable water and energy generation systems
•	Aqua Mission Systems- Individual solutions for individual needs
•	Off-the-grid electric vehicle charging stations
•	Technical assistance
•	Strategic and financial partnering
•	Project management

3

The Company also plans to focus on addressing areas of the industry which concentrate on new technological and engineering concepts relating to water and energy generation and those related components that assist in advancing the green tech industry. These include:

•	Advancement of EAWD off-the-grid Atmosphere Water Generation Systems
•	Development of techniques to attain self-sufficient supply of energy
•	Advancement of new ideas on energy generation, storage and management implementation
•	Designing, prototyping, and arranging the manufacture of new water and energy generation systems
•	Designing and prototyping off-the-grid self-sufficient power systems
•	Designing and prototyping solar powered charging stations for electric vehicles

Our Vision

The global atmospheric water generator market size was accounted at USD 2.9 billion in 2022 and it is expected to reach approximately USD 5.5 billion by 2032. The industry growth is expected to be driven by freshwater scarcity and increasing technological investments, followed by favorable government regulations. As for energy, according to the International Agency of Energy (IAE), global electricity demand is projected to grow between 62 and 185 percent by 2050 compared with 2021 levels. (Source: Atmospheric Water Generator Market published by Grand View Research).

The main market dynamics to consider are the growing numbers of AWGs across various end-use verticals and the high energy consumption, production cost, and high carbon footprint of such technology. EAWD's innovative off-the-grid systems, birthed from intensive AWG technology research, offer distinct advantages over both centralized and traditional off-the-grid solutions. Designed for optimal efficiency, these systems prioritize environmental sustainability by utilizing renewable energy sources, primarily solar. Not just alternatives, they seamlessly complement existing centralized infrastructures, ensuring a consistent supply of water and power. Their modular design promotes easy scalability, catering to growing demands without massive overhauls. Furthermore, the decentralized nature of EAWD's systems offers enhanced reliability, reducing the risks of large-scale outages that plague centralized setups. This fusion of resilience, sustainability, and efficiency positions EAWD's solutions as a comprehensive response to modern energy and water needs. The urgency of these considerations is heightened by climate change. Data from the Intergovernmental Panel on Climate Change (IPCC) reveals that there is a more than 50% chance that global temperature rise will reach or surpass 1.5 degrees C (2.7 degrees F) between 2021 and 2040, and in a high-emissions scenario, the world may hit this threshold several years earlier by 2037.

The mission of EAWD is to provide sustainable water generation systems based on high efficiency, renewable sources and to provide off-the-grid self-sufficient energy supply solutions. Through a combination of the best design and configuration of state-of-the-art technology-assisted solutions, EAWD has created a completely self-sufficient off-the-grid energy generation and water production system, which can be simultaneously used to meet potable water requirements and the electrical energy needs of the industrial sector.

Through our BlueTech Alliance for Water Generation, established in December 2020, we have state-of-the-art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from the sale of EAWD off-the-grid AWG Systems or its water generation, the development, sale, and operation of the EAWD off-the-grid EV Charging Stations, sale of EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies; as well as from its engineering, technical consulting, and project management services.

4

Geographic Range and Local Adaptability

EAWD promotes and commercializes its green technology solutions via commission-based distributers and agents worldwide, leveraging the strengths and a unique understanding of each geographical region:

•	Germany: Using its German foothold as the European green tech hub, EAWD can access the vast EU network and capitalize on Germany's reputation for tech innovation. Germany has the need of 1 million EV charging stalls to be available by 2030. The average revenue of a DC charger at €0.89/Kw is €1,009 per day. This includes the German federal incentive for CO2 of €0.25/Kw. EAWD plans to install 60 stalls by end of 2023 and 90 stalls in first quarter of 2024.

•	Mexico: EAWD plans to utilize its Mexico office as the bridge to North and South American markets, tapping into Latin America's burgeoning needs for sustainable water and energy generation.

•	USA: Due to its vastness and diversity and given the varied water supply and EV charging opportunities across the country, specialized agents targeting distinct states and regions are essential. States like Colorado, California, Nevada, New Mexico, Utah and Arizona are all currently suffering serious droughts. EAWD plans to set up several off-the-grid Atmosphere Water Generation Systems in each of these states.

EAWD works closely with agents who possess nuanced local market insights who can assist in tailoring EAWD solutions to meet regional demands more effectively. EAWD is also implementing a comprehensive training program for its distributors and agents that will ensure, not only a deeper understanding of EAWD's offerings but will also enable effective marketing and sales strategies.

In essence, EAWD's optimal commercialization strategy must pivot around its key offices in Germany, Mexico, and the USA. These act not just as sales points but as strategic epicenters for training, market adaptation, and robust support, ensuring global market resonance.

Our Products

The technological solutions offered by our Company are the following:

EAWD Off-the-Grid AWG Systems

Today, atmospheric water generators (AWGs) are standard equipment in many places; however, operating AWGs requires high amounts of energy that is often not available in the places where they are needed most, making the price for the generated water very high.  Our innovative EAWD off-the-grid AWG Systems are designed to have an internal power supply and ability to generate power.  Our EAWD off-the-grid AWG Systems produce sufficient quantities of potable water even in very dry and hot climate conditions and can be scaled to almost any size, community, and/or population. Presently, AWGs are largely used in Asian and African countries. The majority of manufacturers of AWGs, which rely on dehumidifying, are located in China. Almost every U.S. based AWG brand is also supplied by manufacturers in China.

By contrast, EAWD uses a proven German technology for condensate water from the air based on A/C technology.  We believe that this method allows higher, more efficient, sustainable performance and a larger quantity of water generation because of its internal power supply and because it does not require high humidity to function. EAWD has licensed the rights to use this German AWG technology for ninety-nine years; however, thanks to our continued research and development efforts, the Company has designed a new, innovative and more efficient configuration that allows the substantial amount of energy required to operate the equipment to be supplied by the equipment itself. Our EAWD off-the-grid AWG Systems line is different in size from the standard AWG line. Our EAWD off-the-grid AWG Systems are energy self-sufficient and can condense large amounts of water out of the atmosphere and we believe they could be a solution in countries around the world that deal with issues of water scarcity.

Our EAWD off-the-grid AWG System with an internal power supply, works by first “inhaling” large volumes of air, then cooling the air down to the dew point, and finally collecting, filtering, and mineralizing the resulting condensed water. Through this process, pure drinking water is created that meets the quality standards of the World Health Organization (WHO).  In regions with high temperatures and high humidity levels, a single system can generate more than 300,000 liters of water per day. Our EAWD off-the-grid AWG Systems line starts at 2,640 gallons/day and can expand the water supply to one acre-feet/day, which we believe, in effect, is essentially the ability to produce an unlimited supply of water. As a certified vendor of the United Nations (UN) Global Marketplace, EAWD is introducing the EAWD off-the-grid AWG and Power Systems to the UN with the hopes of initially supplying the equipment to large cluster of agencies established in key locations for humanitarian response as well as refugee camps around the world in need of fresh water.

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EAWD Off-the-Grid Water Purification Systems

EAWD also seeks to respond to the growing need for drinking water by proposing a water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini-windmill or other alternate source of renewable energy. The design of the system is ready to be built and delivered on demand.

Generally, drinking water is produced by passing sea water, lake water, river water, or stagnant water through several stages of purification and treatment until it is rendered drinkable in accordance with WHO standards. In the case of sea or stagnant water, we recommend a treatment via reverse osmosis membranes, which permits the retention of dissolved solids and results in obtaining water of drinking quality. If the water being treated emanates from lakes or rivers, we recommend treatment via an ultrafiltration membrane which functions by retaining suspended materials such as colloids, viruses and bacteria. The systems proposed by EAWD are containerized and contain all the equipment necessary to function autonomously, in part due to an automatic cleansing system that can be accessed remotely via satellite or the internet. Moreover, the machines use available renewable energy sources such as solar or wind to function.

EAWD Off-the-Grid EV Charging Stations

The global electric vehicle fluids market has grown from $1.33 billion in 2022 to $1.7 billion in 2023 at a compound annual growth rate (CAGR) of 27.4%. The electric vehicle fluids market is expected to grow to $4.57 billion in 2027 at a CAGR of 28.0%. (Source: Electric Vehicle Fluids Global Market Report 2023 Report from Research and Markets.)

There is also an increasing consensus among European truck manufacturers and industry stakeholders that battery electric trucks (BETs) will play a dominant role in the decarbonization of the road freight sector. Most truck makers including Daimler, DAF, MAN, Scania and Volvo are now focusing on bringing BETs to the mass market for all vehicle segments, including long-haul, starting from 2024. For this, a network of public high-power and overnight charging points needs to be rolled out across Europe no later than 2024.

Based on our patent-pending off-the-grid Power System, EAWD has developed an innovative design and configuration of off-the-grid charging stations for BETs and electric vehicles in Germany. In 2021, EAWD built its first off-the-grid charging station in Relligen, Germany to charge our fleet vehicles and to gather usage and operational data. Our product is the first off-the-grid solution available in Europe for charging the BETs and electric passenger vehicles that are currently on the roads of Europe. EAWD plans to establish up to 1,700 charging stations throughout Germany starting with 40 locations scheduled to be installed by the end of the fourth quarter of 2024.

EAWD Off-the-Grid Power Systems

Today, batteries for stationary storage have become a commodity, but in order to reduce the duration, complexity and cost of the installation, and to increase its capacity or relocate a system over time as well as to reduce its carbon footprint and environmental impact, we offer a complete Electrical Energy Storage System (EESS) and Energy Management System (EMS) for a wide range of customers and applications, including microgrids and EV fast charging stations. A highly capable energy management system which secures the efficient energy supply and storage of energy. Example: with elements such as software and Battery Management System (BMS) our systems can allow controlled and optimized battery cell management.

This product portfolio includes systems and complete services for solar power generation in the building envelope. A high-quality frameless glass solar panel with a super-matte surface, which secures a high-performance energy source.

In contrast to classic solar systems on the roof, EAWD combines the highest standards of aesthetics with high efficiency energy generation. With these solutions, EAWD supports its customers on their way to CO2 neutrality and the search for alternative renewable energies.

Worldwide Business Relationships

EAWD's strategic placement of commission-based independent agents and distributors in diverse regions like Germany, Mexico, the United States, India, Canada, Australia, Colombia, Nepal, Kenya, Morocco, and Thailand will create a robust framework for long-term business opportunities. Aside from the purchase order for an eAWG system placed by the Mexican distribution agent discussed elsewhere in this prospectus, these agents and distributors have not yet generated any sales of the Company’s products.

In developed markets like Germany and the U.S., the strong focus on sustainability and advanced technology aligns perfectly with EAWD's green solutions. Emerging economies such as Mexico, Colombia, and India offer substantial opportunities due to their urbanization-driven water and energy challenges. In countries like Nepal, Kenya, and Morocco, EAWD can address acute water scarcity and energy issues, catering to specific local needs.

Our local agents provide invaluable insights into market trends, regulations, and customer behaviors, ensuring tailored and relevant product offerings. This deep connection to and understanding of local needs fosters community trust, a vital factor for sustained business growth. Continuous feedback from the field enables EAWD to refine its products, maintain competitiveness, and expand its portfolio, aligning with evolving market demands. Opportunities for collaboration with local entities further amplify EAWD’s reach and impact.

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EAWD's geographical diversification minimizes business risks while maximizing reach into key markets. By strategically aligning solutions to regional challenges and leveraging local expertise, EAWD is not just penetrating these markets but planting seeds for sustained growth and leadership in the global green tech industry. This multifaceted approach ensures that EAWD's technology remains at the forefront of the essential quest for sustainable water, energy, and energy management solutions across the globe.

JOBS Act and the Implications of Being an Emerging Growth Company

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act (December 31, 2024); (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company.” In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance.

Current Projects

COVID-19 was an incomparable global public health emergency that has affected almost every industry, caused the worst global economic contraction of the past 80 years (IMF), and caused significant changes in consumer behavior and purchasing patterns, supply chain routing, the dynamics of current market forces, and government oversight and intervention. The Russia-Ukraine war has led to economic sanctions in multiple countries, a surge in commodity prices, additional supply chain disruptions, inflation across goods and services, and a disruption of the global economic recovery from the COVID-19 pandemic, at least in the short term. As a consequence of the foregoing, the following projects have been delayed; nevertheless, the Company, remains steadfast in its vision to provide alternative utility solutions globally and persists in making consistent advancements towards its goals.

The Company envisions a dual-utility future for its systems, simultaneously offering both water and energy where needed. We plan to establish off-the-grid charging stations throughout Germany and, given the increasing drought issues in there and in France, Spain, Italy, the United States, Mexico, and other parts of Latin America, EAWD foresees its systems providing vital water supplies to these regions.

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Germany

The Company has secured a 7,200 sqm plot in Kassel, adjacent to the A7 Autobahn, which is Germany's primary north-south route located at the heart of the country. On June 1, 2023, EAWD commenced construction of Europe's premier large-scale, off-the-grid charging station for electric trucks and passenger vehicles in Germany.

Harnessing solar power, each EAWD off-the-grid Charging System will be capable of consistently powering up to 120 DC charging stalls, depending on the size of the charging park. Specifically, the Kassel off-the-grid System is designed to simultaneously charge 50 electric trucks and up to 60 electric vehicles (EVs). This patented system is designed for future integration and expansion. EAWD's technology creates a "micro-grid" that operates independently from the public power grid, ensuring continuous EV charging regardless of public grid availability. Often referred to as a “mini-grid” or “island grid,” it offers consistent power for both AC and DC chargers. In Kassel, the stalls will range in power from 300 KW to 480 KW, with some having dual charging capabilities, allowing two trucks to charge simultaneously. This system is equipped to cater to both the emerging 800 Volt vehicles and the more common 400 Volt charging systems, accommodating the diverse charging needs of today's electric vehicles and trucks.

In 2021, the Company also completed the development and installation of the first of forty planned solar powered EAWD off-the-grid EV Charging Stations for electric long-haul trucks in Hamburg, Germany. Our charging stations are the first off-the-grid charging station available for these e-trucks in Europe and the Company plans to contract with companies that own these electric long-haul trucks to provide fleet charging as well as to install them in public places for per-use fees with the following business model:

1.	E-Truck Overnight Parking: A per-truck parking fee of €6 for 12 hours €12 for 24 hours. Additionally, customers will be required to pay a €4 per truck reservation fee and applicable tax.

2.	E-Truck Monthly Parking: A monthly flat rate of €1,000 for up to ten trucks per day. We will negotiate these monthly contracts with local companies to provide their drivers prearranged local parking.

3.	Long-term Logistics: In the event a freight forwarder needs a long-term parking solution, the fee will be €140 per month per truck.

4.	Hourly Public Charging: The general public will receive one hour of free parking with the purchase of at least €20 worth of charging. Regular rates apply after one hour.

5.	Overnight Public Parking: Overnight public parking will be charged at the above-listed hourly public parking rates, plus charging fees.

Since 2021, Hamburg, Germany has been home to an EAWD off-the-grid AWG System powered by solar energy. This installation served as a demonstration of the system's capacity to produce significant amounts of water, with projections reaching up to two million gallons daily. In addition, the surplus energy harnessed from the sun has been effectively utilized since 2022 to charge the Company’s five owned and leased  electric  vehicles  in Germany.

Mexico

In 2020, our distributor in Mexico made a significant move by placing an initial order valued at USD $550,000 for a solar-powered EAWD off-the-grid AWG System. This system was manufactured in Germany and delivered in accordance with the terms of the purchase agreement. Following the success of this transaction and evident satisfaction of the client, the Company is in active discussions with the same client for the acquisition of three additional units.

This successful implementation of our product and the trust demonstrated by our Mexican client has spurred interest by others in the region. Consequently, we are witnessing an uptick in proposal submissions for potential clients across Monterrey, San Luis Potosi, Quintana Roo, and Merida.

For a comprehensive understanding and details of the purchase contract, one can refer to the copy of such contract filed as Exhibits 10.8 and 10.9 to the registration statement of which this prospectus forms a part.

South Africa

On May 8, 2019, the Company signed a sales contract for the sale of a solar powered EAWD off-the-grid AWG System to a South African customer for a purchase price of $2,800,000. The build out of the equipment began in the fourth quarter of 2019, however because of delays due to COVID-19 and the global supply chain, the expected delivery date is late 2023. The Company has not yet received any payments from this customer. The foregoing description of the purchase contract does not purport to be complete and is qualified in its entirety by reference to the copy of such contract filed as Exhibit 10.7 to the registration statement of which this prospectus forms a part.

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Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAWD”. If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock (as further discussed below). If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on Nasdaq.

Reverse Stock Split

On [•], 2023 , our stockholders approved a reverse stock split within the range of 1-for-[•] to 1-for-[•] of our issued and outstanding shares of common stock and authorized the Board, in its discretion to determine the final ratio and effective date in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 1,000,000,000 shares. The share and per share information in this prospectus do not reflect the proposed reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this registration statement to reflect the reverse stock split ratio and the effect of such reverse stock split.

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Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 16 before deciding to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Our Business, Operations and Financial Condition

•	Our Ability To Continue As A Going Concern Is In Substantial Doubt Absent Obtaining Adequate New Debt Or Equity Financings.

•	We Need Additional Capital To Fund Our Growing Operations, And We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations Or Cease Operations Altogether.

•	Loss Of Key Personnel Critical For Management Decisions Would Have An Adverse Impact On Our Business.

•	We Expect Significant Competition For Our Products And Services.

•	The Requirements Of Being A Public Company May Strain Our Resources And Distract Our Management.

•	International Regulation May Adversely Affect Our Planned Product Sales.

•	Product Liability Associated With The Production, Marketing And Sale Of Our Products, And/Or The Expense Of Defending Against Claims Of Product Liability, Could Materially Deplete Our Assets And Generate Negative Publicity Which Could Impair Our Reputation.

•	Product Defects Could Result In Costly Fixes, Litigation And Damages.

•	We Currently Have Identified Significant Deficiencies In Our Internal Control Over Financial Reporting That, If Not Corrected, Could Result In Material Misstatements Of Our Financial Statements.

•	If We Fail To Maintain An Effective System Of Internal Control Over Financial Reporting, We May Not Be Able To Accurately Report Our Financial Results. As A Result, Current And Potential Shareholders Could Lose Confidence In Our Financial Reporting, Which Would Harm Our Business And The Trading Price Of Our Stock.

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Risks Related to Intellectual Property

•	In The Conduct Of Our Business, We Will Rely Upon The Use Of Patents And Intellectual Property Owned By Other Entities, Which Are Non-Exclusive.

•	We May Not Be Able To Obtain Patents Or Other Intellectual Property Rights Necessary To Protect Our Proprietary Technology And Business.

•	Our Business May Suffer If It Is Alleged Or Determined That Our Technology Or Another Aspect Of Our Business Infringes The Intellectual Property Of Others.

Risks Related to Our Common Stock

•	Our Stock Price May Be Volatile, And You May Not Be Able To Sell Your Shares For More Than What You Paid Or At All.

•	We Are Currently Subject To The “Penny Stock” Rules Which Adversely Affects The Liquidity Of Our Common Stock.

•	Our Securities Are Traded on the OTCQB, Which May Not Provide As Much Liquidity For Our Investors As More Recognized Senior Exchanges Such As The Nasdaq Stock Market Or Other National Or Regional Exchanges.

•	Financial Industry Regulatory Authority (“FINRA”) Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Common Stock.

•	An Investment In The Company’s Common Stock Is Extremely Speculative And There Can Be No Assurance Of Any Return On Any Such Investment.

•	The Exercise Or Conversion Of Currently Outstanding Securities Or Issuance Of Additional Share Of Our Common Stock Or Preferred Stock Would Further Dilute Holders Of Our Common Stock.

•	We May Issue Additional Shares Of Common Stock Under An Employee Incentive Plan (Including The 2022 Plan), Or May Issue Preferred Stock. Any Such Issuances Would Dilute The Interest Of Our Stockholders And Likely Present Other Risks.

 Risks Related to Governance and Regulatory Environment

•	Control by Executive Leadership: The collective influence of our executive officers and directors grants them substantial authority over our company's decisions, and they possess a majority of the voting power on issues presented to the company's shareholders.

•	Dividend Policy: We do not anticipate issuing dividends on our common stock in the foreseeable timeline.

•	Geographical Location of Leadership: Our officers and directors operate outside the U.S., posing challenges in enforcing U.S.-based legal judgments or initiating legal processes against them.

•	Management's Public Company Experience: The relatively limited experience of our management with public companies might hinder our capability to adhere to the U.S. securities law's reporting mandates.

•	Emerging Growth Company Status: As an entity classified as an “emerging growth company” under the Jumpstart Our Business Startups Act, we face uncertainties regarding the appeal of our common stock to investors, especially given the relaxed reporting prerequisites for such companies.

•	International Regulatory Environment: Legal frameworks and regulations overseeing our international operations might pose challenges and potential setbacks for EAWD.

Risks Related to COVID-19, Acts of God, and Cyber Security

•	Unpredictable Events, Such As The COVID-19 Outbreak, And Associated Business Disruptions Could Seriously Harm Our Future Revenues And Financial Condition, Delay Our Operations, Increase Our Costs And Expenses, And Affect Our Ability To Raise Capital.

•	Our Business Has Been Impacted By The Supply Chain Delays caused by the COVID-19 Pandemic.

•	Our Business Could Be Negatively Affected By Security Threats, Including Cybersecurity Threats, And Other Disruptions.

Risks Related to This Offering

•	Investors Who Buy Shares At Different Times Will Likely Pay Different Prices.

•	The Sale Of All Of The Securities Registered For Resale In This Prospectus And Future Sales Of Substantial Amounts Of Our Common Stock In The Public Markets, Or The Perception That Such Sales Could Occur, Could Cause The Market Price Of Our Common Stock To Drop Significantly, Even If Our Business Is Doing Well.

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Corporate Information

We were incorporated in Florida in 2008 and have operations based in Hamburg, Germany.

Our website is www.energy-water.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into the registration statement of which this prospectus forms a part.

Our principal executive offices are located at 7901 4th Street N STE #4174, St Petersburg, Florida. Our telephone number is 727-677-9408, and our website is www.energy-water.com.

Our operations in Germany are located at the office address Ballindamm 3, 20095 Hamburg. Our Telephone number is +49 40 809 08 1354.

Our office in Mexico is located in SM6 M1 L1 Piso 5 Corporativo Malecon Americas Sm6aF Cancun Quintana Roo. Cp. 77503.

The transfer agent for our common stock is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

Intellectual Property

We rely on a combination of trademarks, copyrights, trade secrets and patents and contractual provisions, to protect our proprietary technology and our brands.

•	The Company has registered its logo as a trademark with the United States Patent and Trademark Office (USPTO, the European Union Intellectual Property Office and the World Intellectual Property Organization (WIPO) to secure its corporate identity.

•	The Company has filed an application to patent its EAWD off-the-grid AWG Systems with the USPTO and WIPO.

•	The Company has filed an application to patent its EAWD off-the-grid, Self Sufficient Electric Vehicle Charging Station with the USPTO and WIPO.

JOBS Act and the Implications of Being an Emerging Growth Company

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act (December 31, 2024); (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company.” In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

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COVID-19 Pandemic Update and the War in Ukraine

The ongoing outbreak of Coronavirus (COVID-19) has caused significant disruptions to national and global economies and government activities. However, during this time, we have continued to conduct our operations to the fullest extent possible, while responding to the outbreak with actions that include: (i) coordinating closely with our suppliers and customers, (ii) instituting various aspects of our business continuity programs, and (iii) planning for and working aggressively to mitigate disruptions that may occur.

COVID-19 was an incomparable global public health emergency that has affected almost every industry, caused the worst global economic contraction of the past 80 years (IMF), and caused significant changes in consumer behavior and purchasing patterns, supply chain routing, the dynamics of current market forces, and government oversight and intervention. The Russia-Ukraine war has led to economic sanctions in multiple countries, a surge in commodity prices, additional supply chain disruptions, inflation across goods and services, and a disruption of the global economic recovery from the COVID-19 pandemic, at least in the short term. Specifically, disruptive activities could include the temporary closure of our manufacturing facilities and facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Germany, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which these impacts our results will depend on future developments, which still uncertain and cannot be predicted, including new information which may emerge concerning the severity of the current conflict as well as virus variants and the actions to contain it or treat its impact, among others. COVID-19 and the war in Ukraine could also continue to result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations.

In light of these challenges, the Company is focusing its efforts on supporting key areas of our business that will help us to stabilize in the new environment and strategize for what comes next. Those key areas are: crisis management and response, workforce, operation and supply chain, finance and liquidity, tax, trade and regulatory, as well as strategy and brand.

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SUMMARY OF THE OFFERING

Securities offered by EAWD	[•] of shares of common stock (or [•] shares of common stock if the Underwriter exercises its over-allotment option in full) on a firm commitment basis.

Assumed Public Offering Price	We currently estimate that the initial public offering price will be between $[•] and $[•] per share. (1)

Shares of common stock outstanding prior to the offering (2)	233,789,900 shares of common stock.

Shares of common stock outstanding after the offering (3)	[•] shares of common stock, assuming the sale of all the shares offered in this prospectus, [•] shares if the Underwriter exercise the over-allotment in full.

Over-allotment option

We have granted to the underwriters an option, exercisable within 45 days after the closing of this offering, to purchase up to additional [•] shares at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus.

Use of Proceeds

We estimate that we will receive net proceeds of approximately $[•] million from our sale of common stock in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering (i) in connection with the manufacture, assembly, and commercialization of EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems; (ii) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel, enhancing marketing & acquiring IT equipment, making payments of accounts payable and pre-payments within our supply chain; (iii) to finance capital expenditures, including without limitation the expansion of premises, acquisition of equipment and transportation, and (iv)  the payment of indebtedness.

In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

See “Use of Proceeds.”

Underwriter Compensation	In connection with this offering, the underwriter will receive an underwriting discount equal to 8% of the gross proceeds from the sale of common stock in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering See “Underwriting.”

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Trading Symbol

Our common stock is presently quoted on the OTCQB under the symbol “EAWD.” In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAWD”

The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Reverse Stock Split	On [•], 2023, our stockholders approved a reverse stock split within the range of 1-for-[•] to 1-for-[•] of our issued and outstanding shares of common stock and authorized the board of directors (the “Board”), in its discretion, to determine the final ratio and effective date in connection with the reverse stock split. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board of Directors immediately following the effective date but prior to the closing of the offering. All share and per share information in this prospectus do not reflect the proposed reverse stock split.

Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” starting on page 16 and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Dividends	We do not currently anticipate paying dividends on our common stock. Any declaration and payment of future dividends to holders of our common stock will be at the sole discretion of the Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant. See “Dividend Policy.”

Lock-up Agreements	Our directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 90 days after the date of this prospectus. See “Underwriting—Lock-Up Agreements.”

Voting Rights

Shares of our Common Stock are entitled to one vote per share.

Shares of our Series A Preferred Stock are entitled to five votes per share and each share of Series A Preferred Stock is convertible into five shares of Common Stock.

(1) The actual number of shares of common stock we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the stock price.

(2) Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 233,789,900 shares of common stock outstanding on October 27, 2023, but does not include 15,561,024 shares of our common stock that were reserved for equity awards under our Energy and Water Development Corp. 2022 Long Term Incentive Plan adopted on September 12, 2022 or 48,904,880 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock.

(3) The number of shares outstanding after this offering is based on 233,789,900 shares of common stock outstanding on October 27, 2023, but does not include:

•	15,561,024 shares of our common stock that were reserved for equity awards under our Energy and Water Development Corp. 2022 Long Term Incentive Plan adopted on September 12, 2022;
•	48,904,880 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock; and
•	exercise of the underwriter’s option to purchase additional shares from us in this offering.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional shares from us in this offering.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to Our Business, Operations and Financial Condition

Our Ability To Continue As A Going Concern Is In Substantial Doubt Absent Obtaining Adequate New Debt Or Equity Financings.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of our technological solutions, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and had working capital deficits at the end of December 2022.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Need Additional Capital To Fund Our Growing Operations, And We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations Or Cease Operations Altogether.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Loss Of Key Personnel Critical For Management Decisions Would Have An Adverse Impact On Our Business.

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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We Expect Significant Competition For Our Products And Services.

Some of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we have today. If these larger competitors decide to focus on the development of Self Sufficient Energy Supplied Atmosphere Water Generators (AWGs), Water Purification products or Waste to Energy technological solutions, they could have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can.  As of today, there can also be no assurance that current and future competitors will not develop new or enhanced technical services technologies or more cost-effective systems.

The Requirements Of Being A Public Company May Strain Our Resources And Distract Our Management.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements is time-consuming and may result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

International Regulation May Adversely Affect Our Planned Product Sales.

As a part of our marketing strategy, we plan to market and sell our technical services and technological solutions internationally. In addition to regulation by the U.S. government, our technological solutions will be subject to environmental and safety regulations in each country in which we market and sell. While we have already received regulatory approval in some countries, including Mexico and India, we anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, our suppliers may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and may result in additional expense to the Company and either reduce or delay product sales.

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Product Liability Associated With The Production, Marketing And Sale Of Our Products, And/Or The Expense Of Defending Against Claims Of Product Liability, Could Materially Deplete Our Assets And Generate Negative Publicity Which Could Impair Our Reputation.

The production, marketing and sale of our products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. We do not currently have product liability insurance for our products. We may not be able to obtain this insurance on acceptable terms or at all. Because we may not be able to obtain insurance that provides us with adequate protection against all or even some potential product liability claims, a successful claim against us could materially deplete our assets. Moreover, even if we are able to obtain adequate insurance, if a successful claim in excess of our insurance coverage is made, then we may have to make such payments that could materially deplete our assets and any claim against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability.

Product Defects Could Result In Costly Fixes, Litigation And Damages.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture and sale of our products. If there are claims related to defective products (under warranty or otherwise), particularly in a product recall situation, we could be faced with significant expenses in replacing or repairing the product. For example, our products combine raw materials, machined parts and other product components from suppliers who provide certifications of quality on which we rely. Should these product components be defective and pass undetected into finished products, or should a finished product contain a defect, we could incur significant costs for repairs, re-work and/or removal and replacement of the defective product. In addition, if a dispute over product claims cannot be settled, arbitration or litigation may result, requiring us to incur attorneys’ fees and exposing us to the potential of damage awards against us.

We Currently Have Identified Significant Deficiencies In Our Internal Control Over Financial Reporting That, If Not Corrected, Could Result In Material Misstatements Of Our Financial Statements.

In connection with the audit of our financial statements as of and for the years ended December 31, 2022 and 2021, we identified significant deficiencies in our internal control over financial reporting and a general understanding of U.S. GAAP. As such, there is a reasonable possibility that a misstatement of our financial statements will not be prevented or detected on a timely basis.

We are working to remediate the deficiencies or material weaknesses. We have taken steps to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. For a discussion of our remediation plan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting” appearing elsewhere in this prospectus.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

If We Fail To Maintain An Effective System Of Internal Control Over Financial Reporting, We May Not Be Able To Accurately Report Our Financial Results. As A Result, Current And Potential Shareholders Could Lose Confidence In Our Financial Reporting, Which Would Harm Our Business And The Trading Price Of Our Stock.

Members of our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions.

We are a smaller reporting company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

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Risks Related to Intellectual Property

In The Conduct Of Our Business, We Will Rely Upon The Use Of Patents And Intellectual Property Owned By Other Entities, Which Are Non-Exclusive.

Our business utilizes various technologies that are the subject of patents owned by other entities or for which we do not have exclusive ownership or licenses. The use of such patented technologies is dependent upon the cooperation of those entities and our agreements with them. There can be no assurances that any of our agreements will be extended beyond their current term or that such cooperation with the entities that control the patents will continue in the future. Our success depends on our ability to continue to use the patented technologies identified in our recommended technical solutions and water or energy plant designs and the ability of the patent owners to maintain patent protection for their products in the United States and in other countries and to enforce such patents. There can be no assurance that any of the patents relating to the technologies that we use will be deemed valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. Moreover, any patent claims relating to our technologies may not be sufficiently broad to protect our solutions. In addition, issued patent claims may be challenged, potentially invalidated or potentially circumvented. Our rights to use the intellectual property of others may not afford us protection against competitors with similar technologies or permit the commercialization of the products and/or solutions incorporating these technologies without infringing third-party patents or other intellectual property rights.

We May Not Be Able To Obtain Patents Or Other Intellectual Property Rights Necessary To Protect Our Proprietary Technology And Business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow us to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around our patents or develop products similar to our products that are not within the scope of their patents.

Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain patents may expire and, thereafter, the underlying technology of such patents can be used by any third-party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management's attention from other business matters. We cannot assure that any of the issued patents or pending patent applications will provide any protectable, maintainable or enforceable rights or competitive advantages to us.

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In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

•	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

•	our confidentiality agreements will not be honored or may be rendered unenforceable;

•	third parties will independently develop equivalent, superior or competitive technology or products;

•	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

•	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining, or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining, or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

•	adversely affect our relationships with current or future distributors and resellers of our products;

•	adversely affect our reputation with customers;

•	be time-consuming and expensive to evaluate and defend;

•	cause product shipment delays or stoppages;

•	divert management’s attention and resources;

•	subject us to significant liabilities and damages;

•	require us to enter into royalty or licensing agreements; or

•	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected, and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our Business May Suffer If It Is Alleged Or Determined That Our Technology Or Another Aspect Of Our Business Infringes The Intellectual Property Of Others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our products if they are concerned that they may infringe third party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management's attention and resources, damage our reputation and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

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Risks Related to Our Common Stock

The Offering Price Of The Shares Was Arbitrarily Determined, And Therefore Should Not Be Used As An Indicator Of The Future Market Price Of The Shares. Therefore, The Offering Price Bears No Relationship To The Actual Value Of The Company, And May Make Our Shares Difficult To Sell.

Since our shares are thinly traded on the OTCQB, the offering price of per share for the shares of Common Stock was arbitrarily selected by the Company’s management. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the Shares.

Our Stock Price May Be Volatile, And You May Not Be Able To Sell Your Shares For More Than What You Paid Or At All.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in in response to various factors.

We Are Currently Subject To The “Penny Stock” Rules Which Adversely Affects The Liquidity Of Our Common Stock.

The Securities and Exchange Commission (the “SEC"), has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is currently less than $5.00 per share and therefore we are considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares.

Our Securities Are Traded on the OTCQB, Which May Not Provide As Much Liquidity For Our Investors As More Recognized Senior Exchanges Such As The Nasdaq Stock Market Or Other National Or Regional Exchanges.

Our Common Stock is currently quoted on OTCQB under the symbol “EAWD”. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the Nasdaq Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Financial Industry Regulatory Authority (“FINRA”) Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Common Stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

An Investment In The Company’s Common Stock Is Extremely Speculative And There Can Be No Assurance Of Any Return On Any Such Investment.

Our Common Stock is currently quoted on the OTCQB maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, an investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

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The Exercise Or Conversion Of Currently Outstanding Securities Or Issuance Of Additional Share Of Our Common Stock Or Preferred Stock Would Further Dilute Holders Of Our Common Stock.

We currently have outstanding securities that convert into shares of our common stock, including preferred stock that converts into shares of our common stock and debt that converts into shares of our common stock. Our Series A Preferred Stock converts at a rate of 5 shares common stock for 1 share of Series A Preferred. Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These conversions and issuances would dilute our stockholders' ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of warrants, whether currently outstanding or subsequently granted, exercise their warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

We May Issue Additional Shares Of Common Stock Under An Employee Incentive Plan (Including The 2022 Plan), Or May Issue Preferred Stock. Any Such Issuances Would Dilute The Interest Of Our Stockholders And Likely Present Other Risks.

We may issue a substantial number of additional share of common stock under our employee incentive plan (including the 2022 Plan) or we may issue preferred stock. The issuance of additional securities:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of our stockholders if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of securities are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

Historically, the SEC has taken the position that Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008 and applies it to securities acquired both before and after that date by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company; the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As such, due to the fact that we may have been a shell company, holders of "restricted securities" within the meaning of Rule 144, when reselling their shares pursuant to Rule 144, shall be subject to the conditions set forth herein.

Transfer Agent’s Restrictions on Transfer of Shares of Former Shells.

Our transfer agent, World Wide Stock Transfer, has indicated that it will not issue unlegended certificates for transfers pursuant to Rule 144 other than in proposed sale transactions.  As a result, shareholders may be unable to remove the legend on their certificates pursuant to Rule 144 until they sell their securities which may impact a shareholder’s ability to sell their securities or deposit their securities in a brokerage account.

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Risks Related to Governance and Regulatory Environment

Our Executive Officers And Directors Collectively Have The Power To Control Our Management And Operations And Have A Significant Majority In Voting Power On All Matters Submitted To The Stockholders Of The Company.

Ms. Irma Velazquez, our Chief Executive Officer and Vice-Chairman of the Board of Directors and Mr. Ralph Hofmeier, our Chief Technology Officer and Chairman of the Board of Directors, who are married to each other, together own approximately 29% of our outstanding Common Stock and 100% of our outstanding Series A Preferred Stock, which, on an as-converted basis represents an approximate aggregate 41% of the outstanding Common Stock. Accordingly, these individuals have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including: Election of our board of directors; Removal of directors; Amendment to the Company’s Articles of Incorporation or Bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

We Have No Intention Of Declaring Dividends On Our Common Stock In The Foreseeable Future.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future, as we intend to use any excess cash to fund our operations. The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

Our Officers And Directors Are Located Outside Of The U.S., So It Will Be Difficult To Effect Service Of Process And Enforcement Of Legal Judgments Upon Our Officers And Directors.

Our officers and directors are located outside of the United States and reside in Germany.  As a result, it may be difficult to effect service of process within the United States and enforce judgments of the US courts obtained against our executive officers and directors.  Particularly, our shareholders may not be able to:

•	Effect service of process in the U.S. on any of our officers and directors;

•	Enforce judgments obtained in U.S. courts against our officers and directors based upon the civil liability provisions of the U.S. federal securities laws;

•	Enforce, in a court outside of the U.S., judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws; and

•	Bring an original action in a court in Germany to enforce liabilities against any of our officers and directors based upon the U.S. federal securities laws.

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The Limited Public Company Experience Of Our Management Team Could Adversely Impact Our Ability To Comply With The Reporting Requirements Of U.S. Securities Laws.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements, including complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in the Company.

EAWD is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

EAWD is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1.07 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering (December 31, 2024), (c) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which the Company is deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.”).

For so long as EAWD remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find its shares of common stock less attractive because we will rely on some or all of these exemptions. If some investors find the Company’s shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If the Company avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate the Company and may result in less investor confidence.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. EAWD meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year.

However, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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Laws And Regulations Governing International Business Operations Could Adversely Impact EAWD.

The US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and the Bureau of Industry and Security at the US Department of Commerce (“BIS”) administer certain laws and regulations that restrict US persons and, in some instances, non-US persons, in conducting activities, transacting business with or making investments in certain countries, governments, entities and individuals subject to US economic sanctions.

Our international operations subject us to these laws and regulations, which are complex, restrict business dealings with certain countries, governments, entities, and individuals, and are constantly changing. Further restrictions may be enacted, amended, enforced or interpreted in a manner that materially impacts our operations. From time to time, certain subsidiaries have limited business dealings in countries subject to comprehensive sanctions.

We may sell our products and/or provide related services, to distributors and other purchasing bodies in such countries. These business dealings expose us to a heightened risk of violating applicable sanctions regulations. Violations of these regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment.

We have established policies and procedures designed to assist with compliance with such laws and regulations. However, there can be no assurance that these will prevent us from violating these regulations in every transaction in which we may engage. As such a violation could adversely affect our reputation, business, financial condition, results of operations and cash flows.

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Risks Related to COVID-19, Acts of God, and Cyber Security

Unpredictable Events, Such As The COVID-19 Outbreak, And Associated Business Disruptions Could Seriously Harm Our Future Revenues And Financial Condition, Delay Our Operations, Increase Our Costs And Expenses, And Affect Our Ability To Raise Capital.

The outbreak of COVID-19 originating in Wuhan, China, sometime around December 2019, has since rapidly increased its exposure globally. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The pandemic has impacted and may further impact the United States and the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates and interest rates. Due to the speed with which the situation is developing, the global breadth of its spread and the range of governmental and community reactions thereto, there is uncertainty around its duration, ultimate impact and the timing of recovery. Therefore, the pandemic could lead to an extended disruption of economic activity and the impact on our consolidated results of operations, financial position, and cash flows could be material.

As a result of the adverse impact that the COVID-19 pandemic is having on our economy and the economies of the countries in which we plan to do business, the pandemic may affect our operations, including our supply chain distribution systems, production levels and research and development activities. In addition, any preventive or protective actions that governments implement or that we adopt in response to the COVID-19 pandemic, such as travel restrictions, quarantines, and limited operations of governmental agencies, may interfere with the ability of our employees, vendors, and suppliers to perform their respective responsibilities and obligations relative to the conduct of our business. Additionally, government regulations that have been imposed in response to the COVID-19 pandemic may cause delays our freight processes, which would result in higher shipping costs. In addition, social distancing guidelines could have an adverse impact on our research and development activities as our laboratories are not operating at full capacity.

The impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Further, the resulting global economic downturn has negatively impacted the ability of certain of our customers to make payments on a timely basis, adversely impacting our cash flows from operations. We do not yet know the full extent of the impact of the COVID-19 pandemic or its resulting economic impact, which could have a material adverse effect on our liquidity, capital resources, operations, and business.

We are also monitoring the impact of COVID-19 on our talent recruitment and retention efforts. If members of our management and other key personnel in critical functions across our organization are unable to perform their duties or have limited availability due to COVID-19, we may not be able to execute on our business strategy and/or our operations may be negatively impacted. The loss or limited availability of the services of one or more of our executive officers or other key personnel, or our inability to recruit and retain qualified executive officers or other key personnel in the future could, at least temporarily, have a material adverse effect on our business, financial condition, and results of operations. Qualified individuals are in high demand, and we may incur significant costs to attract them, particularly at the executive level. We may face difficulty in attracting and retaining key talent for a number of reasons, including delays in the recruiting and hiring process as a result of the COVID-19 pandemic.

Our business, financial condition, and results of operations could be materially adversely affected by unfavorable results in future employment litigation matters as a result of COVID-19. Our employees may sue us due to possible exposure to COVID-19 while working at one of our facilities or sites. In addition, employees may challenge decisions to implement protective measures such as contact tracing on the basis of local privacy laws due to the increased collection of employee medical information. Litigation matters, regardless of their merits or their ultimate outcomes, are costly, divert management’s attention and may materially adversely affect our reputation and demand for our products. We cannot predict with certainty the eventual outcome of litigation matters. An adverse outcome of litigation or legal matters could result in us being responsible for paying significant damages.

Any of these negative effects resulting from litigation matters could materially adversely affect our business, financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described herein.

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The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact.

Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital.  There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Our Business Has Been Impacted By The Supply Chain Delays caused by the COVID-19 Pandemic

With the global spread of the ongoing novel COVID-19 pandemic in 2020, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our employees and business. We have experienced supply chain delays, including delays in shipments from abroad. In addition, we could experience payment delays from customers if they are negatively impacted by the pandemic. The business of our suppliers and other commercial partners, our corporate development objectives and the value of and market for our common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and other countries, and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties which we face.

Our Business Could Be Negatively Affected By Security Threats, Including Cybersecurity Threats, And Other Disruptions.

 We, or third parties with whom we do business, may become the target of cyberattacks or information security breaches that could result in the unauthorized release, misuse, loss or destruction of proprietary and other information, or other disruption of business operations that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. We face various security threats, including cybersecurity threats to gain unauthorized access to sensitive information or to render data or systems unusable; threats to the security of our facilities and infrastructure or third-party facilities and infrastructure, such as processing plants and pipelines, and threats from terrorist acts. The potential for such security threats has subjected our operations to increased risks that could have a material adverse effect on our business. In particular, our implementation of various procedures and controls to monitor and mitigate security threats and to increase security for our information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of sensitive information, critical infrastructure or capabilities essential to our operations and could have a material adverse effect on our reputation, financial position, results of operations or cash flows. Cybersecurity attacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and systems, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. These events could lead to financial losses from remedial actions, loss of business or potential liability.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $[•] per share based on the assumed public offering price of $[•] per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares.

It is possible that one or more of our directors or their affiliates or related parties could purchase common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares in this offering, or the underwriter may elect not to sell any shares in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock by a lock-up agreement they have entered into with the underwriter and by restrictions under applicable securities laws. As a result, any purchase of common stock by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock been purchased by investors that were not affiliated with us.

Our Management Will Have Broad Discretion As To The Use Of Proceeds From This Offering, And We May Not Use The Proceeds Effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per share of common stock may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per share. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $ [•] after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[•] million. We intend to use the net proceeds from this offering for the following purposes:

Proceeds:
Gross Proceeds	$
Discounts
Fees and Expenses(1)
Net Proceeds	$

Uses:
Research and Development	$
Debt repayment(2)
Engineering, operations, quality control, information technology and sales force expansion
Marketing and Sales
Working Capital
Total Uses	$

 ———————

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our working capital and other corporate purposes.
(2)	The Company currently has an outstanding convertible note dated June 30, 2023 in the aggregate principal face amount of $153,000 with an interest rate of 8% per annum and a maturity date of June 30, 2024. The use of proceeds of said convertible note is working capital.

We will have broad discretion over how to use the net proceeds to us from this offering. We intend to use the net proceeds that we will receive from this offering for general corporate purposes, which may include, among other things, capital expenditures, additions to working capital, investments in our subsidiaries, repayment of indebtedness and acquisitions. We may use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. However, we do not have agreements or commitments to enter into any acquisitions or repay any indebtedness at this time. Pending use of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

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The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2023. Accordingly, we will retain broad discretion over the use of these proceeds and the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

A 50% increase (decrease) in the assumed public offering price of $[•] per share would increase (decrease) the expected net proceeds of the offering to us by approximately $[•] million, assuming that the number of shares of common stock sold by us remains the same. We may also increase or decrease the number of shares we are offering.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2023, and as adjusted for any effect from this offering.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the assumed public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2023
	Actual	Pro forma
CASH	$33,770	$

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding at June 30, 2023	9,781
Common stock, par value $0.001 per share, 1,000,000,000 shares authorized, 215,020,172 and shares issued and outstanding as of June 30, 2023 and 215,020,172 shares issued and outstanding as adjusted	215,020
Common stock subscriptions; 1,500,000 as of June 30, 2023	30,000
Additional paid-in capital	24,795,948
Accumulated deficit	(25,667,514)
Accumulated other comprehensive loss	(1,352)
Total stockholders’ deficit	$(618,117)
Total capitalization	$(618,117)

All of the share prices have been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

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MARKET FOR OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the trading symbol “EAWD.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On October 27, 2023, the last reported sale price of our common stock was $0.0264 per share.

Holders

As of October 27, 2023, we had approximately 911 shareholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is determined by dividing the net tangible book value of our Company by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2023 was a negative $(1,847,166), or $(0.01) per share of common stock (based upon 215,020,172 shares of common stock outstanding).

Pro forma as adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of common stock in this offering at the assumed public offering price of $[•] per share and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $[•], or $[•] per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $[•] per share to our existing stockholders, and an immediate dilution of $[•] per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share	$
Net tangible book value per share as of June 30, 2023		$(0.01)
Pro forma net tangible book value per share as of June 30, 2023	$
Increase in as adjusted net tangible book value per share after this offering	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$

A $1.00 increase (decrease) in the assumed public offering price of $[•] per share would increase (decrease) the as adjusted net tangible book value per share by $[•], and the dilution per share to new investors in this offering by $[•], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $[•] per share, representing an immediate increase to existing stockholders of $[•] per share and an immediate dilution of $[•] per share to new investors.

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We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 215,020,172 shares outstanding as of June 30, 2023. The discussion and table do not include (except as otherwise indicated), as of that date:

•	15,561,024 shares of our common stock that were reserved for equity awards under our Energy and Water Development Corp. 2022 Long Term Incentive Plan adopted on September 12, 2022;

•	48,904,880 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock; and

•	exercise of the underwriter’s option to purchase additional shares from us in this offering.

DESCRIPTION OF THE BUSINESS

Company Overview

Energy and Water Development Corp. (the “Company” or “EAWD”) was originally incorporated as a Delaware corporation named Wealthhound.com, Inc. in 2000 and was converted to a Florida corporation under the name Eagle International Holdings Group Inc. on December 14, 2007.

On March 10, 2008, the Company changed its name to Eurosport Active World Corporation and on March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Inko Sport America, LLC (“ISA”), a privately-held Florida limited liability company wherein all of the certified owners of ISA exchanged their ownership interests in ISA for shares of the Company. In connection with the closing of the Acquisition Agreement, the Company adopted ISA’s business plan and the Company’s registered directors were elected to their positions. This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes. ISA was administratively dissolved in September 2010.

In September 2019, the Company changed its name to Energy and Water Development Corp. to more accurately reflect the Company’s purpose and business sector. The Company has registered its logo “EAWD” with the United States Patent and Trademark Office, the European Union Intellectual Property Office and the World Intellectual Property Organization (WIPO) to secure its corporate identity.

In order to effectively cater to its expanding operations within one of the EU’s most environmentally advanced nations, the Company has strategically established a branch for business operations in Germany, along with two wholly-owned German subsidiaries: Energy and Water Development Deutschland GmbH (“EAWD Deutschland”) and EAWD Logistik GmbH (“EAWD Logistik”). Moreover, recognizing the importance of regional market demands, the Company has also extended its presence to Mexico through a wholly-owned subsidiary called EAWD Mexico SA de CV, enhancing its capacity to address the needs of this area efficiently. This strategic positioning not only reflects the Company's commitment to environmental progress but also ensures an optimized response to evolving market requirements.

The Business

We are a leading engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

•	EAWD builds water and energy systems out of existing, proven technologies, utilizing our intellectual property and our technical know-how to customize solutions to meet our clients’ needs. To date, two water systems have been sold and deployed in Mexico and Germany.
•	Using its patent pending design, EAWD is working to design, build, and operate off-the-grid EV Charging Stations in Germany.
•	EAWD commercializes proven technologies for the sustainable generation of energy and water. The first unit has been built and tested in Germany and the Company is working to fulfill additional orders.
•	EAWD is a United Nations “accredited vendor” and offers design, construction, maintenance and specialty consulting services to private companies, government entities and non-government organizations (NGOs) for the sustainable supply of energy and water.

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Globally, 2 billion people (26% of the population) do not have safe drinking water and 3.6 billion (46%) lack access to safely managed sanitation, according to the report, published by UNESCO on behalf of UN-Water and released on March 2023. This organization has identified an urgent need to establish strong international mechanisms to prevent the global water crisis from spiraling out of control. In view of this increased world-wide demand for water and energy, our business goals are focused on self-sufficient energy supplied water generation and green energy production. To accomplish this, we set out to establish an outsourcing green tech platform to commercialize the Company’s state-of-the-art technologies while providing engineering and technical consultation services to design the most sustainable technological solutions that can provide water and energy. We also intend to secure all required technical, maintenance, education, and training related to the identified technology solutions. To this end the Company has sought potential collaboration with green tech research and development centers in Europe and has established its operating subsidiaries in Hamburg Germany, where we have started to assemble our patent-pending innovative off-the-grid, self-sufficient energy supply atmosphere water generation (“AWG”) systems (EAWD off-the-grid AWG Systems). EAWD Deutschland and EAWD Logistik operate in Hamburg, Germany to meet the increasing demands of water and energy generation projects around the world as well as to operate the solar powered EAWD off-the-grid EV Charging Stations, EAWD’s newest product, in Germany.

Amidst the backdrop of climate change and the rise of extreme weather events, the green tech industry is witnessing transformative shifts. These phenomena have exacerbated water scarcity and intensified the global demand for energy. Recognizing the pressing nature of these challenges, EAWD is committed to crafting sustainable and renewable solutions. As such, EAWD is poised to become a pivotal player in an industry that is not only rapidly expanding, but also unlocking numerous new markets in response to these urgent environmental issues.

The green tech industry is complex because it still requires increased promotion and public education about its potential. Furthermore, regulations in each country are different and, in many cases, several segments are regulated by both national and local (state, provincial, municipal) governments. EAWD’s approach seeks to assist businesses with the growth and development of their general operations by ensuring the efficient, profitable, and sustainable supply/generation of water and energy allowing our potential customers to focus on their business while adopting strategies of sustainability. Using our own EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, EAWD off-the-grid Water Purification Systems, and other identified technology, products, and services licensed or purchased from third party sources, we are delivering and installing a product set that suits the green technology water and/or energy needs of our customers. By using the state-of-the art technological solutions and technologies identified, designed, and provided by EAWD and its collaborators, we believe that our potential clients will be free to focus on the performance of their operations as well as with the water and energy consumption or generation regulations within their industry. Our clients may be businesses seeking to upgrade their business processes, NGOs or governmental entities seeking to apply green technology solutions for the water and energy they supply to their constituencies.

We continue to be a development stage company with rapid growth and broad development prospects. The Company presently assembles its EAWD off-the-grid AWG Systems and EAWD off-the-grid EV Charging Stations at its workshop in Germany and has recently extended its presence to Mexico, enhancing its capacity to address the needs of this area efficiently. The Company outsources most of its engineering and technical services as well as services relating to the promotion, selling, and distribution of its products. We presently have eleven employees: Ms. Irma Velazquez , our Chief Executive Officer, Vice-Chairman of the Board of Directors, and a significant stockholder, Mr. Ralph Hofmeier, our Chief Technology Officer, Chairman of the Board of Directors, and a significant stockholder, four engineers, two technicians, one accountant assistant, and two assemblers. Ms. Velazquez and Mr. Hofmeier are married.

Our aim is to collaborate with a diverse range of clients across various sectors, including private enterprises, governmental bodies, municipalities, NGOs, and intergovernmental organizations (IGOs). We recognize the unique needs of each sector and tailor our solutions accordingly.

In the private sector, we work closely with companies spanning industries such as manufacturing, hospitality, and agriculture. These organizations often require reliable water and energy sources to maintain their operations. By providing them with our advanced technology and technical services, we empower them to establish sustainable supplies and generation capabilities. This contributes significantly to their climate adaptation strategies, enhancing resilience and reducing environmental impact.

Within the public sector, our engagement extends to government entities and municipalities. These entities play a crucial role in safeguarding their communities' well-being and continuity. By equipping them with innovative solutions, we help them secure water and energy resources to support critical services, disaster response, and long-term urban planning. This, in turn, aids in climate adaptation and fosters sustainable development.

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Non-Governmental Organizations (NGOs) and Intergovernmental Organizations (IGOs) also form a key part of our potential clientele. These entities often work in challenging environments or regions with limited infrastructure. By partnering with EAWD, they will gain access to cutting-edge technology that empowers them to provide essential services, such as clean water and energy, to underserved populations. This not only aligns with their humanitarian missions but also promotes climate adaptation and community resilience.

In every sector with which we engage, EAWD's contributions are aligned with the broader goals of climate adaptation. By offering technology and technical services that enable the efficient generation and management of water and energy, we help our clients thrive in a changing environment while contributing positively to the global effort of mitigating climate challenges. With its outsourced technical arm and its commission-based global network of distributors, the Company expects to create sustainable added value to each project it takes on while generating revenue from the sale of own EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies; as well as from its engineering, technical consulting, and project management services.

The following table depicts the Company’s service and product offerings to its clients.

We plan to provide customized technology solutions and technical services, based upon client need and preference, which may include any or all of the following:

•	Sustainable water and energy generation systems
•	Aqua Mission Systems- Individual solutions for individual needs
•	Off-the-grid electric vehicle charging stations
•	Technical assistance
•	Strategic and financial partnering
•	Project management

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The Company also plans to focus on addressing areas of the industry which concentrate on new technological and engineering concepts relating to water and energy generation and those related components that assist in advancing the green tech industry. These include:

•	Advancement of EAWD off-the-grid Atmosphere Water Generation Systems
•	Development of techniques to attain self-sufficient supply of energy
•	Advancement of new ideas on energy generation, storage and management implementation
•	Designing, prototyping, and arranging the manufacture of new water and energy generation systems
•	Designing and prototyping off-the-grid self-sufficient power systems
•	Designing and prototyping solar powered charging stations for electric vehicles

Our Vision

The global atmospheric water generator market size was accounted at USD 2.9 billion in 2022 and it is expected to reach approximately USD 5.5 billion by 2032. The industry growth is expected to be driven by freshwater scarcity and increasing technological investments, followed by favorable government regulations. As for energy, according to the International Agency of Energy (IAE), global electricity demand is projected to grow between 62 and 185 percent by 2050 compared with 2021 levels. (Source: Atmospheric Water Generator Market published by Grand View Research).

The main market dynamics to consider are the growing numbers of AWGs across various end-use verticals and the high energy consumption, production cost, and high carbon footprint of such technology. EAWD's innovative off-the-grid systems, birthed from intensive AWG technology research, offer distinct advantages over both centralized and traditional off-the-grid solutions. Designed for optimal efficiency, these systems prioritize environmental sustainability by utilizing renewable energy sources, primarily solar. Not just alternatives, they seamlessly complement existing centralized infrastructures, ensuring a consistent supply of water and power. Their modular design promotes easy scalability, catering to growing demands without massive overhauls. Furthermore, the decentralized nature of EAWD's systems offers enhanced reliability, reducing the risks of large-scale outages that plague centralized setups. This fusion of resilience, sustainability, and efficiency positions EAWD's solutions as a comprehensive response to modern energy and water needs. The urgency of these considerations is heightened by climate change. Data from the Intergovernmental Panel on Climate Change (IPCC) reveals that there is a more than 50% chance that global temperature rise will reach or surpass 1.5 degrees C (2.7 degrees F) between 2021 and 2040, and in a high-emissions scenario, the world may hit this threshold several years earlier by 2037.

The mission of EAWD is to provide sustainable water generation systems based on high efficiency, renewable sources and to provide off-the-grid self-sufficient energy supply solutions. Through a combination of the best design and configuration of state-of-the-art technology-assisted solutions, EAWD has created a completely self-sufficient off-the-grid energy generation and water production system, which can be simultaneously used to meet potable water requirements and the electrical energy needs of the industrial sector.

Through our BlueTech Alliance for Water Generation, established in December 2020, we have state-of-the-art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from the sale of EAWD off-the-grid AWG Systems or its water generation, the development, sale, and operation of the EAWD off-the-grid EV Charging Stations, sale of EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies; as well as from its engineering, technical consulting, and project management services.

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Geographic Range and Local Adaptability

EAWD promotes and commercializes its green technology solutions via commission-based distributers and agents worldwide, leveraging the strengths and a unique understanding of each geographical region:

•	Germany: Using its German foothold as the European green tech hub, EAWD can access the vast EU network and capitalize on Germany's reputation for tech innovation. Germany has the need of 1 million EV charging stalls to be available by 2030. The average revenue of a DC charger at €0.89/Kw is €1,009 per day. This includes the German federal incentive for CO2 of €0.25/Kw. EAWD plans to install 60 stalls by end of 2023 and 90 stalls in first quarter of 2024.

•	Mexico: EAWD plans to utilize its Mexico office as the bridge to North and South American markets, tapping into Latin America's burgeoning needs for sustainable water and energy generation.

•	USA: Due to its vastness and diversity and given the varied water supply and EV charging opportunities across the country, specialized agents targeting distinct states and regions are essential. States like Colorado, California, Nevada, New Mexico, Utah and Arizona are all currently suffering serious droughts. EAWD plans to set up several off-the-grid Atmosphere Water Generation Systems in each of these states.

EAWD works closely with agents who possess nuanced local market insights who can assist in tailoring EAWD solutions to meet regional demands more effectively. EAWD is also implementing a comprehensive training program for its distributors and agents that will ensure, not only a deeper understanding of EAWD's offerings but will also enable effective marketing and sales strategies.

In essence, EAWD's optimal commercialization strategy must pivot around its key offices in Germany, Mexico, and the USA. These act not just as sales points but as strategic epicenters for training, market adaptation, and robust support, ensuring global market resonance.

Our Products

The technological solutions offered by our Company are the following:

EAWD Off-the-Grid AWG Systems

Today, atmospheric water generators (AWGs) are standard equipment in many places; however, operating AWGs requires high amounts of energy that is often not available in the places where they are needed most, making the price for the generated water very high.  Our innovative EAWD off-the-grid AWG Systems are designed to have an internal power supply and ability to generate power.  Our EAWD off-the-grid AWG Systems produce sufficient quantities of potable water even in very dry and hot climate conditions and can be scaled to almost any size, community, and/or population. Presently, AWGs are largely used in Asian and African countries. The majority of manufacturers of AWGs, which rely on dehumidifying, are located in China. Almost every U.S. based AWG brand is also supplied by manufacturers in China.

By contrast, EAWD uses a proven German technology for condensate water from the air based on A/C technology.  We believe that this method allows higher, more efficient, sustainable performance and a larger quantity of water generation because of its internal power supply and because it does not require high humidity to function. EAWD has licensed the rights to use this German AWG technology for ninety-nine years; however, thanks to our continued research and development efforts, the Company has designed a new, innovative and more efficient configuration that allows the substantial amount of energy required to operate the equipment to be supplied by the equipment itself. Our EAWD off-the-grid AWG Systems line is different in size from the standard AWG line. Our EAWD off-the-grid AWG Systems are energy self-sufficient and can condense large amounts of water out of the atmosphere and we believe they could be a solution in countries around the world that deal with issues of water scarcity.

Our EAWD off-the-grid AWG System with an internal power supply, works by first “inhaling” large volumes of air, then cooling the air down to the dew point, and finally collecting, filtering, and mineralizing the resulting condensed water. Through this process, pure drinking water is created that meets the quality standards of the World Health Organization (WHO).  In regions with high temperatures and high humidity levels, a single system can generate more than 300,000 liters of water per day. Our EAWD off-the-grid AWG Systems line starts at 2,640 gallons/day and can expand the water supply to one acre-feet/day, which we believe, in effect, is essentially the ability to produce an unlimited supply of water. As a certified vendor of the United Nations (UN) Global Marketplace, EAWD is introducing the EAWD off-the-grid AWG and Power Systems to the UN with the hopes of initially supplying the equipment to large cluster of agencies established in key locations for humanitarian response as well as refugee camps around the world in need of fresh water.

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EAWD Off-the-Grid Water Purification Systems

EAWD also seeks to respond to the growing need for drinking water by proposing a water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini-windmill or other alternate source of renewable energy. The design of the system is ready to be built and delivered on demand.

Generally, drinking water is produced by passing sea water, lake water, river water, or stagnant water through several stages of purification and treatment until it is rendered drinkable in accordance with WHO standards. In the case of sea or stagnant water, we recommend a treatment via reverse osmosis membranes, which permits the retention of dissolved solids and results in obtaining water of drinking quality. If the water being treated emanates from lakes or rivers, we recommend treatment via an ultrafiltration membrane which functions by retaining suspended materials such as colloids, viruses and bacteria. The systems proposed by EAWD are containerized and contain all the equipment necessary to function autonomously, in part due to an automatic cleansing system that can be accessed remotely via satellite or the internet. Moreover, the machines use available renewable energy sources such as solar or wind to function.

EAWD Off-the-Grid EV Charging Stations

The global electric vehicle fluids market has grown from $1.33 billion in 2022 to $1.7 billion in 2023 at a compound annual growth rate (CAGR) of 27.4%. The electric vehicle fluids market is expected to grow to $4.57 billion in 2027 at a CAGR of 28.0%. (Source: Electric Vehicle Fluids Global Market Report 2023 Report from Research and Markets.)

There is also an increasing consensus among European truck manufacturers and industry stakeholders that battery electric trucks (BETs) will play a dominant role in the decarbonization of the road freight sector. Most truck makers including Daimler, DAF, MAN, Scania and Volvo are now focusing on bringing BETs to the mass market for all vehicle segments, including long-haul, starting from 2024. For this, a network of public high-power and overnight charging points needs to be rolled out across Europe no later than 2024.

Based on our patent-pending off-the-grid Power System, EAWD has developed an innovative design and configuration of off-the-grid charging stations for BETs and electric vehicles in Germany. In 2021, EAWD built its first off-the-grid charging station in Relligen, Germany to charge our fleet vehicles and to gather usage and operational data. Our product is the first off-the-grid solution available in Europe for charging the BETs and electric passenger vehicles that are currently on the roads of Europe. EAWD plans to establish up to 1,700 charging stations throughout Germany starting with 40 locations scheduled to be installed by the end of the fourth quarter of 2024.

EAWD Off-the-Grid Power Systems

Today, batteries for stationary storage have become a commodity, but in order to reduce the duration, complexity and cost of the installation, and to increase its capacity or relocate a system over time as well as to reduce its carbon footprint and environmental impact, we offer a complete Electrical Energy Storage System (EESS) and Energy Management System (EMS) for a wide range of customers and applications, including microgrids and EV fast charging stations. A highly capable energy management system which secures the efficient energy supply and storage of energy. Example: with elements such as software and Battery Management System (BMS) our systems can allow controlled and optimized battery cell management.

This product portfolio includes systems and complete services for solar power generation in the building envelope. A high-quality frameless glass solar panel with a super-matte surface, which secures a high-performance energy source.

In contrast to classic solar systems on the roof, EAWD combines the highest standards of aesthetics with high efficiency energy generation. With these solutions, EAWD supports its customers on their way to CO2 neutrality and the search for alternative renewable energies.

Worldwide Business Relationships

EAWD's strategic placement of commission-based independent agents and distributors in diverse regions like Germany, Mexico, the United States, India, Canada, Australia, Colombia, Nepal, Kenya, Morocco, and Thailand will create a robust framework for long-term business opportunities. Aside from the purchase order for an eAWG system placed by the Mexican distribution agent discussed elsewhere in this prospectus, these agents and distributors have not yet generated any sales of the Company’s products.

In developed markets like Germany and the U.S., the strong focus on sustainability and advanced technology aligns perfectly with EAWD's green solutions. Emerging economies such as Mexico, Colombia, and India offer substantial opportunities due to their urbanization-driven water and energy challenges. In countries like Nepal, Kenya, and Morocco, EAWD can address acute water scarcity and energy issues, catering to specific local needs.

Our local agents provide invaluable insights into market trends, regulations, and customer behaviors, ensuring tailored and relevant product offerings. This deep connection to and understanding of local needs fosters community trust, a vital factor for sustained business growth. Continuous feedback from the field enables EAWD to refine its products, maintain competitiveness, and expand its portfolio, aligning with evolving market demands. Opportunities for collaboration with local entities further amplify EAWD’s reach and impact.

EAWD's geographical diversification minimizes business risks while maximizing reach into key markets. By strategically aligning solutions to regional challenges and leveraging local expertise, EAWD is not just penetrating these markets but planting seeds for sustained growth and leadership in the global green tech industry. This multifaceted approach ensures that EAWD's technology remains at the forefront of the essential quest for sustainable water, energy, and energy management solutions across the globe.

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Current Projects

COVID-19 was an incomparable global public health emergency that has affected almost every industry, caused the worst global economic contraction of the past 80 years (IMF), and caused significant changes in consumer behavior and purchasing patterns, supply chain routing, the dynamics of current market forces, and government oversight and intervention. The Russia-Ukraine war has led to economic sanctions in multiple countries, a surge in commodity prices, additional supply chain disruptions, inflation across goods and services, and a disruption of the global economic recovery from the COVID-19 pandemic, at least in the short term. As a consequence of the foregoing, the following projects have been delayed; nevertheless, the Company, remains steadfast in its vision to provide alternative utility solutions globally and persists in making consistent advancements towards its goals.

The Company envisions a dual-utility future for its systems, simultaneously offering both water and energy where needed. We plan to establish off-the-grid charging stations throughout Germany and, given the increasing drought issues in there and in France, Spain, Italy, the United States, Mexico, and other parts of Latin America, EAWD foresees its systems providing vital water supplies to these regions.

Germany

The Company has secured a 7,200 sqm plot in Kassel, adjacent to the A7 Autobahn, which is Germany's primary north-south route located at the heart of the country. On June 1, 2023, EAWD commenced construction of Europe's premier large-scale, off-the-grid charging station for electric trucks and passenger vehicles in Germany.

Harnessing solar power, each EAWD off-the-grid Charging System will be capable of consistently powering up to 120 DC charging stalls, depending on the size of the charging park. Specifically, the Kassel off-the-grid System is designed to simultaneously charge 50 electric trucks and up to 60 electric vehicles (EVs). This patented system is designed for future integration and expansion. EAWD's technology creates a "micro-grid" that operates independently from the public power grid, ensuring continuous EV charging regardless of public grid availability. Often referred to as a “mini-grid” or “island grid,” it offers consistent power for both AC and DC chargers. In Kassel, the stalls will range in power from 300 KW to 480 KW, with some having dual charging capabilities, allowing two trucks to charge simultaneously. This system is equipped to cater to both the emerging 800 Volt vehicles and the more common 400 Volt charging systems, accommodating the diverse charging needs of today's electric vehicles and trucks.

In 2021, the Company also completed the development and installation of the first of forty planned solar powered EAWD off-the-grid EV Charging Stations for electric long-haul trucks in Hamburg, Germany. Our charging stations are the first off-the-grid charging station available for these e-trucks in Europe and the Company plans to contract with companies that own these electric long-haul trucks to provide fleet charging as well as to install them in public places for per-use fees with the following business model:

1.	E-Truck Overnight Parking: A per-truck parking fee of €6 for 12 hours €12 for 24 hours. Additionally, customers will be required to pay a €4 per truck reservation fee and applicable tax.

2.	E-Truck Monthly Parking: A monthly flat rate of €1,000 for up to ten trucks per day. We will negotiate these monthly contracts with local companies to provide their drivers prearranged local parking.

3.	Long-term Logistics: In the event a freight forwarder needs a long-term parking solution, the fee will be €140 per month per truck.

4.	Hourly Public Charging: The general public will receive one hour of free parking with the purchase of at least €20 worth of charging. Regular rates apply after one hour.

5.	Overnight Public Parking: Overnight public parking will be charged at the above-listed hourly public parking rates, plus charging fees.

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Since 2021, Hamburg, Germany has been home to an EAWD off-the-grid AWG System powered by solar energy. This installation served as a demonstration of the system's capacity to produce significant amounts of water, with projections reaching up to two million gallons daily. In addition, the surplus energy harnessed from the sun has been effectively utilized since 2022 to charge the Company’s five owned and leased  electric  vehicles  in Germany.

Mexico

In 2020, our distributor in Mexico made a significant move by placing an initial order valued at USD $550,000 for a solar-powered EAWD off-the-grid AWG System. This system was manufactured in Germany and delivered in accordance with the terms of the purchase agreement. Following the success of this transaction and evident satisfaction of the client, the Company is in active discussions with the same client for the acquisition of three additional units.

This successful implementation of our product and the trust demonstrated by our Mexican client has spurred interest by others in the region. Consequently, we are witnessing an uptick in proposal submissions for potential clients across Monterrey, San Luis Potosi, Quintana Roo, and Merida.

For a comprehensive understanding and details of the purchase contract, one can refer to the copy of such contract filed as Exhibits 10.8 and 10.9 to the registration statement of which this prospectus forms a part.

South Africa

On May 8, 2019, the Company signed a sales contract for the sale of a solar powered EAWD off-the-grid AWG System to a South African customer for a purchase price of $2,800,000. The build out of the equipment began in the fourth quarter of 2019, however because of delays due to COVID-19 and the global supply chain, the expected delivery date is late 2023. The Company has not yet received any payments from this customer. The foregoing description of the purchase contract does not purport to be complete and is qualified in its entirety by reference to the copy of such contract filed as Exhibit 10.7 to the registration statement of which this prospectus forms a part.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

The Company has filed applications to register its name and logo as trademarks with the United States Patent and Trademark Office (USPTO) to secure its corporate identity.

The Company has filed an application to patent its EAWD off-the-grid AWG Systems with the World Intellectual Property Organization (WIPO) and the USPTO.

The Company has filed an application to patent its EAWD off-the-grid Self Sufficient Electric Vehicle Charging Station with the World Intellectual Property Organization (WIPO) and the USPTO.

Competition

Regarding the Atmospheric Water Generation Process, we compete by providing innovative systems assembled with state-of-the-art technologies and that contain self-sufficient power supplies, which make them more sustainable and profitable than the traditional solutions. We also set ourselves apart by providing services that are valued by our customers such as reliable sales relationships, product innovations, and responses to changing market/business needs.

The market witnesses the presence of a diversified array of large and small scale manufacturers resulting in a significant level of competition in the global market. The competition in the market, both in the residential and commercial sectors, is projected to grow in intensity and is characterized by the demand for advanced and reliable atmospheric water generator units. Rising demand for industrial-size AWGs, particularly in regions facing water shortages, is expected to create opportunities for new market players such as EAWD through 2027. Moreover, current research that is focused on increasing overall product efficiency in the industry is anticipated to open new avenues for market players over the coming years. According to an atmospheric water generator market size report (published by Grand View Research in 2020), some of the prominent players in the atmospheric water generator (AWG) market include: Akvo Atmospheric Water Systems Pvt. Ltd., Dew Point Manufacturing, Saisons Trade & Industry Private Limited, Water Maker India Pvt. Ltd., Planets Water, Water Technologies International, Inc. (WTII), SkyWater Air Water Machines, Drinkable Air, Hendrx Water, Atlantis Solar, GENAQ Technologies S.L., Air2Water LLC, EcoloBlue, Inc and Watergen. On some level, each of these companies faces the two main industry challenges: carbon footprint and high-power requirement.

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As per the report, the global renewable energy industry was accounted for $881.7 billion in 2020, and is expected to reach $1,977.6 billion by 2030, growing at a CAGR of 8.4% from 2021 to 2030. The most popular renewable energy sources currently are: Solar energy. Wind energy. Hydro energy. Tidal energy. Geothermal energy. Biomass energy. As for the sector of electromobility in a base-case scenario, EV-charging demand could reach 23 TWh per year in Germany by 2030 or up to 43 TWh in an accelerated-adoption scenario, an 8 percent increase over current energy demand. This accelerated scenario corresponds to 16 million EVs in Germany by 2030, an increase in line with studies commissioned by the European Union and spurred by its proposed ICE vehicle ban as well as improving engine-efficiency rates. The solar charging has a very small print in the industry and EAWD consider itself as pioneer of off-the-grid Charging stations in the eMobility industry, since as today no records could be found about the existence of full off-the-grid charging stations.

Government Regulation

The manufacturing, processing, testing, packaging, labeling, and advertising of the technologies that we sell may be subject to a broad ranges of laws and regulations in the United States and around the world, including rules promulgated by the U.S. Food and Drug Administration (FDA), the U.S. Federal Trade Commission, the U.S. Department of Agriculture, the U.S. Environmental Protection Agency, and by the standards provided by the U.S. Department of Health and Human Services and the World Health Organization for drinking water. Our operations may also be regulated by various agencies of states, localities, and foreign countries in which consumers reside. Currently, the technologies we intend to use in our solutions and our services are not subject to any governmental regulation in the United States although it is possible that the FDA may choose to regulate the quality of water produced from atmospheric water generating machines in the near future.

Since the Company may be subject to a wide range of regulation covering every aspect of our business as mentioned above, we cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on the business in the future. Although the regulation of water is less restrictive than that of drugs and food additives, we cannot offer assurance that the current statutory scheme and regulations applicable to water will remain less restrictive. Further, we cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated, or enforcement policies are adopted, we are or will be in compliance with these new statutes, regulations or enforcement policies without incurring material expenses or adjusting our business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of products, all of which are supplied by third parties, to meet new standards or the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Employees

We presently have eleven employees: Ms. Irma Velazquez, our Chief Executive Officer, Vice-Chairman of the Board of Directors, and a significant stockholder, Mr. Ralph Hofmeier, our Chief Technology Officer, Chairman of the Board of Directors, and a significant stockholder, four engineers, two technicians, one accountant assistant, and two assemblers. Ms. Velazquez and Mr. Hofmeier are married.

Over time, we may be required to hire employees or continue to engage independent contractors in order to execute the projects necessary to grow and develop the business. These decisions will be made by our officers and directors, if and when appropriate. We work with commission-based agents and distributors to promote and sell the Company’s technology solutions. These agents and distributors are independent contractors with whom we have contractual relationships and are compensated solely based on commission.

Legal Proceedings

Due to the nature of the Company's business, the Company may at times be subject to claims and legal actions. The Company accrues liabilities when it is probable that future costs will be incurred, and such costs can be reasonably estimated. Such accruals are based on developments to date and the Company’s estimates of the outcomes of these matters. Other than litigation that may arise in the usual course of business, the Company is currently involved in the following legal proceedings:

EAWD vs Nerve Smart Systems ApS (“Nerve”) Case number BS-15264/2022– The Court of Roskilde, Denmark. On April 2022, the Company filed a claim against Nerve demanding the return of 114,970.00 Euros to the Company for a Battery Energy Storage System that was never delivered by Nerve to the Company, and therefore Nerve did not meet the requirements and specifications of the contract with the Company. The Company is confident there will be a positive outcome. This matter is not expected to be resolved prior to 2024 due to the long waiting times of the Danish court system.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Exchange Act. We are subject to disclosure filing requirements including filing Form 10-K annually and Form 10-Q quarterly. In addition, we file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act.

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

INTRODUCTORY STATEMENT

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Narrative Description of the Business

We are a leading engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

Addressing challenges post-COVID-19 and current war in Ukraine.

COVID-19 is an incomparable global public health emergency that has affected almost every industry and has caused the worst global economic contraction of the past 80 years (IMF). The concerted global efforts achieved the development of vaccines that have helped to reduce a person´s risk of contracting the virus. However, the current war in Ukraine lead us as well to considering the changes in consumer behavior and demand, purchasing patterns, re-routing of the supply chain, dynamics of current market forces, and the significant interventions of governments; Disruptive activities could include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Germany, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which still uncertain and cannot be predicted, including new information which may emerge concerning the severity of the current conflict as well as virus variants and the actions to contain it or treat its impact, among others. COVID-19 and the war in Ukraine could also continue to result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations.

In light of these challenges, the Company is focusing its efforts on supporting key areas of our business that will help us to stabilize in the new environment and strategize for what comes next. Those key areas are: crisis and management response, workforce, operation and supply chain, finance and liquidity, tax, trade and regulatory, as well as strategy and brand.

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Results of Operations for the Six Months ended June 30, 2023 Compared to the six Months ended June 30, 2022

	For the Six Months Ended
	June 30,
	2023	2022
	(Unaudited)
GENERAL AND ADMINISTRATIVE EXPENSES
Professional fees	$342,128	$291,740
Officers’ salaries and payroll taxes	257,968	236,273
Marketing fees	23,832	93,599
Travel and entertainment	22,141	18,448
Other general and administrative expenses	404,727	238,291
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	1,050,796	878,351

LOSS FROM OPERATIONS	(1,050,796)	(878,351)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability	10,109	243,653
Other income (expense)	2,323	(132,414)
Loss on settlement	(196,159)	—
Interest expense	(94,093)	(125,712)
TOTAL OTHER INCOME (EXPENSE)	(277,820)	(14,473)

LOSS BEFORE TAXES	(1,328,616)	(892,824)

TAXES	925	—

NET LOSS	$(1,329,541)	$(892,824)

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General and Administrative Expense

General and administrative expense increased by $172,445 to $1,050,796 for the six months ended June 30, 2023 from $878,351 for the six months ended June 30, 2022.

The increase in general and administrative expenses was primarily due to an increase in professional fees of $50,388, travel and entertainment expenses by $3,693 and other general and administrative expenses of $266,409, offset by a decrease in officer’s salaries of $78,278, and decrease in marketing fees of $69,767.

Other Income (Expense)

Other expense increased by $263,347 to $277,820 of other expense for the six months ended June 30, 2023 compared to other expense of $14,473 for the six months ended June 30, 2022. The increase in other expense is the result of a decrease in the change in fair value derivative liability of $233,544 and an increase in loss on settlement of liabilities of $196,159, offset by a decrease in interest expense of $31,619 and a decrease in other expense of $134,737.

Net Loss

Net loss increased by $436,717 to $1,329,541 for the six months ended June 30, 2023 from $892,824 for the six months ended June 30, 2022. This increase was attributable to the net increases and decreases as discussed above.

LIQUIDITY and CAPITAL RESOURCES

Net loss increased by $436,717 to $1,329,541 for the six months ended June 30, 2023 from $892,824 for the six months ended June 30, 2022. This increase was attributable to the net increases and decreases as discussed above.

We have sustained operating losses since our operations began. As of June 30, 2023, we had an accumulated deficit of $25,667,514. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain expenses and success in obtaining more project contracts, among other things. These conditions raise substantial doubt about the entity’s ability to continue as a going concern.

During the year ended December 31, 2022, the Company issued one convertible loan in the aggregate amount of $178,000. The note bears interest at 8% per annum and all matured within one year. The conversion features in the note met the definition of a derivative and required bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $175,025 and was recorded as a discount of the notes.

We have satisfied our cash and working capital requirements in the six months ended June 30, 2023, through the sale of common stock.

Comparison of Cash Flows for the Six Months Ended June 30, 2023 (2023) and June 30, 2022 (2022)

Net cash used in operating activities

We used $708,974 of cash in our operating activities in 2023 compared to $1,024,258 used in 2022. The decrease in cash used of $315,284 is primarily due to a decrease in stock based compensation of $138,600 and a decrease in foreign currency loss of $134,869 offset by an increase in net loss of $436,717, increase in amortization of debt discount and deferred financing costs of $23,498, increase in depreciation and amortization expense of $36,490, increase of non-cash lease expense of $37,352, decrease in change in fair value derivative liability of $233,544, increase in imputed interest on related party loans of $3,305, increase in loss on settlement of $196,159, as well as a decrease in cash used by working capital items of $495,122 principally related to a decrease in inventory of $278,021, a decrease in accounts payable, accrued expenses and deferred taxes of $137,333, an increase in due to officers of $124,650 and a decrease in due to related party of $68,673, offset by an increase in deferred costs of $12,326, a decrease in prepaid expenses and other current assets of $63,877 and an increase in operating lease liabilities, current and non-current of $37,352.

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Cash Flows from Investing Activities

The Company used $38,730 in cash from investing activities in 2023 as compared to $79,289 in 2022.

Cash Flows from Financing Activities

The Company received $726,938 (2023) and $591,000 (2022) in cash provided from financing activities. The net increase of $135,938 is due to $569,700 of proceeds from sale of stock and proceeds from subscriptions of $168,800, offset by payments made on finance lease liabilities of $11,562.

Financial Position

Total Assets – As of June 30, 2023 the Company had $1,229,049 of total assets representing $33,770 in cash, $52,761 in accounts receivable, $469,972 in inventory, $300,916 in prepaid expenses and other current assets, $346,869 in property and equipment, and $24,761 in operating lease right-of-use asset.

PLAN OF OPERATION AND FUNDING

We expect to generate revenue which should grow in time and lead to a positive cash flow. In the near future, we expect that working capital requirements will continue to be funded through sales contracts relating to the Company’s off-the-grid AWG Systems and off-the-grid EV Charging Stations, lines of credit, convertible loans and/or further issuances of other securities in sufficient quantities that we will be able to meet our working capital requirement from these possible sources. Additional issuances of equity or convertible debt will result in dilution to our current shareholders.

We seek to focus on three main aspects of the water and energy business: (1) generation, (2) supply, and (3) maintenance. We seek to assist private companies, government entities and NGO’s to build profitable and sustainable supplies/generation capabilities of water and energy as required, by selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission-based global network of vendors, the Company expects to create sustainable added value to each project it takes on while generating revenue from the sale of EAWD Off- off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies; as well as from its engineering, technical consulting, and project management services.

Through our BlueTech Alliance for Water Generation, established in December 2020, we have state-of-the-art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from the sale of EAWD off-the-grid AWG Systems, EAWD off-the-grid EV Charging Stations, EAWD off-the-grid Power Systems, and EAWD off-the-grid Water Purification Systems, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies, as well as from its engineering, technical consulting, and project management services.

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Results of Operations

Results of Operations for the Year ended December 31, 2022 Compared to the year ended December 31, 2021

The following table sets forth our operations for each of the periods presented.

	For the Years Ended
	December 31,
	2022	2021

REVENUE
Revenue	$—	$550,000
TOTAL REVENUE	—	550,000

COST OF EQUIPMENT SOLD
Cost of equipment sold	—	350,000
TOTAL COST OF EQUIPMENT SOLD	—	350,000

GROSS PROFIT	—	200,000

GENERAL and ADMINISTRATIVE EXPENSES
Professional fees	494,926	416,989
Officers’ salaries and payroll taxes	479,933	300,732
Marketing fees	226,975	174,892
Travel and entertainment	42,696	22,953
Other general and administrative expenses	666,358	222,229
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	1,910,888	1,137,795

LOSS FROM OPERATIONS	(1,910,888)	(937,795)

OTHER INCOME (EXPENSE)
Change in fair value of derivative	234,654	(1,269,266)
Other expense	(93,732)	—
Interest expense	(172,614)	(830,405)
TOTAL OTHER INCOME (EXPENSE)	(31,692)	(2,099,671)

NET LOSS	$(1,942,580)	$(3,037,466)

Revenue

During the year ended December 31, 2022 we generated no revenue. For the fiscal year 2021, the Company recognized $550,000 of revenue that was previously deferred in 2020, pending the inspection of equipment pursuant to a sales agreement.

Cost of equipment sold

No costs were recognized in fiscal year 2022. The equipment sold was manufactured by third-party fabricators in accordance with EAWD’s specifications at a cost to EAWD of $350,000, which was recognized along with the revenue during the year ended December 31, 2021.

Gross profit

The Company had no gross profit for the year ended December 31, 2022. EAWD recognized a gross profit of $200,000 from the sale of equipment as discussed above for the year ended December 31, 2021, upon recognition of revenue.

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General and Administrative Expense

General and administrative expense increased by $773,093 or 67.9% to $1,910,888 for the year ended December 31, 2022 from $1,137,795 for the year ended December 31, 2021. The following discussion provides further explanation of the change in each item.

The largest element of change was an increase in other general and administrative expense by $444,129 or 199.9% to $666,358 as compared to $222,229 for the year ended December 31, 2021 which includes stock-based compensation expense of $80,000. Additionally, the increase in general and administrative expenses was due to an increase in officer’s salaries and payroll taxes by $179,201 as new employee contracts were signed in 2022 increasing salary and an increase in professional fees of $77,937 as a result of higher accounting fees, litigation fees, legal fees and SEC matters.

Other Expense

Other expense decreased expense by $2,067,979 from a $2,099,671 net expense (2021) to a $31,692 net expense (2022) primarily as a result of a reduction of interest expense of $657,791 as a result of reduced interest and amortization of debt discount and a decrease in change in fair value of derivatives of $1,503,920, offset by an increase in other expense by $93,732.

Net Loss

Net loss decreased by $1,094,886 to $1,942,580 for the year ended December 31, 2022, when compared to $3,037,466 for the year ended December 31, 2021 due to the reasons discussed above.

Liquidity and Capital Resources

We had cash of $40,886 and a working capital deficit of $740,698 at December 31, 2022. Our operating and capital requirements in connection with supporting our operations will continue to be significant. Since inception, our losses from operations and working capital requirements have been satisfied through the deferral of payment for services performed by our founders and related parties discussed more fully below.

We have sustained operating losses since we began our operations in 2012. At December 31, 2022, we had an accumulated deficit of $24,337,973. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain expenses and success in obtaining project contracts, among other things. These conditions raise substantial doubt about the entity’s ability to continue as a going concern.

We have satisfied our cash and working capital requirements for the year ended December 31, 2022, through the sale of common stock.

Comparison of Cash Flows for the Years Ended December 31, 2022 and December 31, 2021

	For the Year Ended December 31,
	2022	2021
Net cash used in operating activities	$(1,618,916)	$(1,556,268)
Net cash used in investing activities	(196,018)	(4,299)
Net cash provided by financing activities	1,280,001	2,162,208
Effect of exchange rate changes on cash	(13,849)	(24,020)
Net (decrease) increase in cash	$(548,782)	$577,621

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Cash Flows from Operating Activities

We used $1,618,916 of cash in our operating activities in 2022 compared to $1,556,268 used in 2021. Cash used of $1,618,916 includes a net loss of $1,942,580, offset by non-cash expenses of $308,585 principally related to amortization of debt discount and deferred financing costs of $93,986, stock issued as a commitment fee of $80,000, depreciation expense of $18,252, change in fair value of derivative liability of $234,654, foreign currency loss of $76,737, and common stock issued for services of $268,099, as well as cash used in working capital items in the amount of $15,079 principally related to an increase in inventory of $273,274 and a decrease in due to related party of $97,341, offset by an increase in due to officers of $199,986, a decrease in prepaid expenses and other current assets of $90,524, a decrease in accounts receivable of $2,260, and an increase in accounts payable and accrued expenses of $92,924.

Cash Flows from Investing Activities

We used $196,018 and $4,299 of cash to purchase property and equipment for the year ended December 31, 2022 and 2021, respectively.

Cash Flows from Financing Activities

We received $1,280,001 and $2,162,208 in cash from financing activities in 2022 and 2021, respectively. Cash flow from financing activities of $1,280,001 is primarily due to increased financing in 2022 through $1,252,001 in proceeds from the sale of shares and subscriptions to purchase common shares and $178,000 in proceeds from convertible loans payable, offset by repayments of convertible loans payable in the amount of $150,000.

Financial Position

Total Assets – At December 31, 2022, the Company had $1,174,295 total assets representing $40,886 in cash, $52,761 in accounts receivable, $457,646 in inventory, $315,222 in prepaid expenses and other current assets, $245,667 in property and equipment, and $62,113 in operating lease right-of-use assets.

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MATERIAL COMMITMENTS

Employment Agreements

The Company entered into employment agreements with each of Ms. Irma Velazquez, its Chief Executive Officer and Vice Chairman of the Board, and Mr. Ralph Hofmeier, its Chairman of the Board and Chief Technology Officer, effective August 4, 2022 (together, the “Executive Employment Agreements”). Under the Executive Employment Agreements, the Company agreed to pay each of Ms. Velazquez and Mr. Hofmeier an annual base salary of €200,000, which is approximately $210,000, per year with discretionary cash and equity bonuses available based on the Board’s assessment of the executive’s performance against applicable performance objectives as well as Company performance. Any increase to the annual base salary is subject to approval by the Company’s Board of Directors. The foregoing descriptions of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of each agreement filed as Exhibit 10.3 and Exhibit 10.4 to the registration statement of which this prospectus forms a part.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

GOING CONCERN

The next operational step to accomplish is to achieve sufficient sales volume to yield positive net income. Due to the timing of the project build out, the Company has incurred operating losses since it began operations (December 2012) totaling $25,667,514 as of June 30, 2023. During the six months ended June 30, 2023, the Company incurred net loss of $1,329,541. The Company had a working capital deficit of $872,866 as of June 30, 2023.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenue adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

At the filling date of this report, management is working to conclude the sales in Germany and in other regions of the world relating to the previously approved proposals, which would bring a growing revenue. Managements plans to expand the sales operations by greater market penetration of the agricultural, industrial and community development markets with its innovative water and energy generation solution. Management also plans to raise additional funds through the issuance of equity securities, from deposits related to customer purchase orders, and, if necessary, loans from management and third-party lenders. Management also plans to reduce expenses by centralizing the assembly, logistics and administrative operations of the Company into a larger, self-sufficient, off-the-grid location that will be able to house the storage of supplies and inventory, as well as provide space for assembly and administrative operations. The Company is also planning to acquire its own electric vehicles to reduce its supply transportation costs.

The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Company is profitable.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d–15(e) under the Exchange Act) are designed to provide reasonable assurance that information required to be disclosed in reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the forms and rules of the SEC and that such information is accumulated and communicated to management, including the CEO, in a manner to allow timely decisions regarding required disclosures.

In connection with the preparation of this Form 10–K, our management, including the CEO and CFO (Principal Accounting Officer), evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2022. As described below, management has identified material weaknesses in our internal control over financial reporting, which is an integral component of our disclosure controls and procedures. As a result of those material weaknesses, our management has concluded that, as of December 31, 2022, our disclosure controls and procedures were not effective.

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Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The term “internal control over financial reporting” is defined as a process designed by, or under the supervision of, the registrant’s principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;
•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and
•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant’s assets that could have a material effect on the financial statements.

Our internal control system is designed to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. In addition, because of changes in conditions, the effectiveness of internal control may vary over time.

As of December 31, 2022, management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013) (COSO) and identified material weaknesses. Due to financial constraints, we have not fully implemented a remediation plan. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of our annual or interim financial statements will not be presented or detected by our employees.

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The specific material weaknesses that management identified in our internal controls as of December 31, 2022 are as follows:

•	Inadequate segregation of duties,
•	Limited level of multiple reviews among those tasked with preparing the financial statements,
•	Lack of a formal internal control environment.

We consider an incomplete governing board and transactions running through our executives as a failure of our internal control system. To remediate we will require the time and funds to secure additional qualified personnel and the funds to proper support services to facilitate their functions.

Plans for Remediation of Material Weaknesses

We intend to implement changes to strengthen our internal controls in addition to the enhanced controls discussed above. We are in the process of implementing a remediation plan for the identified material weaknesses and we expect that work on the plan will continue throughout 2022, as financial resources permit. Specifically, to address the material weaknesses arising from insufficient accounting personnel, the Company hired a part-time Chief Financial Officer and has secured the services of additional accounting personnel on a consulting basis which begins to address segregation of duties. The Company is currently formalizing its policies and procedures in writing and to improve the integration of its financial and reporting system into non accounting departments. Where appropriate, the Company is receiving advice and assistance from third-party experts as it implements and refines its remediation plan.

Additional measures may be necessary, and the measures we expect to take to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that such material weakness or other material weaknesses would not result in a material misstatement of our annual or interim financial statements. In addition, other material weaknesses or significant deficiencies may be identified in the future. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

CRITICAL ACCOUNTING POLICIES

Our critical accounting policies are set forth in Note 2 to the consolidated financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of recently issued accounting pronouncements as discussed in Note 3 to have a significant impact on our results of operations, financial position or cash flow.

MANAGEMENT AND BOARD OF DIRECTORS

The following table lists, as of the date of this prospectus, the names, ages and positions of the individuals who serve as executive officers and directors of EAWD:

Name	Age	Principal Positions with Us
Ms. Irma Velazquez	54	Chief Executive Officer, Secretary, and Vice-Chairman of the Board of Directors
Mr. Ralph Hofmeier	59	Chief Technology Officer, and Chairman of the Board of Directors
Mr. Amedeo Montonati	30	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our directors, our director nominees, and executive officers.

Ms. Irma Velazquez brings to the Company her certified expertise of sustainable development and emerging technologies, along with her extensive experience and managerial skills on large-scale project management. Ms. Velazquez worked from 1997 to 2010 in United Nations agencies such as the World Health Organization, Farmaciens Sans Frontieres, Red Cross and Crescent Societies (IFRC) where she served in the positions of Information Technology Manager, Sustainable Development Manager and Programme Manager, leading the strategic development and execution of corporate vision for operations, communications, and marketing, as well as a Disaster & Crisis Management Coordinator, where she demonstrated the ability to govern complex programs and organizations, which drove development and implementation of business plans, operational structures, processes, and procedures. From 2012 to August 2022, Ms. Velazquez acted as Chief Operations Officer and Vice-Chairman of the Board of Directors of EAWD. She is currently the Chief Executive Officer and Vice Chairman of the Board of Directors. Ms. Velazquez has a Master in Sciences from the Erasmus University of Rotterdam and has experience in diplomatic negotiations and proven experience building positive relationships with government entities, agencies, and private sector partners. Ms. Velazquez speaks French, English and Spanish.

Mr. Ralph Hofmeier has a mechanical engineering background. He has worked in companies such as Powermax Energy & Business Solutions Inc., where from 2003 to 2008 he served as President. From the merger of that company with EAWD in 2008 until August 2022, he served as President, Chief Executive Officer and Chairman of the Board of Directors of EAWD. He is currently the Chief Technology Officer and remains the Chairman of the Board of Directors. Mr. Hofmeier speaks German and English.

Over the last 20 years, Mr. Hofmeier has established and developed several multinational companies in green tech distribution and commercialization, such as Powermax LLC, Powermax Inc and Powermax GmbH. With a solid track record of investment and financial joint ventures and his prior multicultural experience throughout the European and American markets, we believe that Mr. Hofmeier brings our Board and our Company a clear vision of business development, investor relations and joint ventures.

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Mr. Amedeo Montonati joined the Company as Chief Financial Officer in January 2023. Prior to taking this position, Mr. Montonati was a Senior Administrative Consultant at Hawksford Group in Hong Kong from 2018 to 2021 and since then has served as an associate director at AOGB Professional Services Group and as Interim CFO at Brera Holdings PLC. Mr. Montonati holds an MBA from University of South Australia, Hong Kong

Family Relationships

Mr. Ralph Hofmeier and Ms. Irma Velazquez are married.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers, during the past ten years has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which the person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, the person's involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or been associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in this Prospectus, to the Company’s knowledge, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

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Committees of the Board of Directors

Our Board of Directors currently has no separate committees, and our board of directors acts as the audit committee and the compensation committee. The functions of those committees are being undertaken by our Board because we do not currently have any independent directors and our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance. We do not have yet, an audit committee financial expert serving on our board of directors.

The Company plans to appoint at least three independent directors to serve on our board of directors and as chairpersons of the following committees, which we intend to form prior to the closing of this offering:

•	Audit Committee
•	Nominating and Corporate Governance Committee
•	Compensation Committee

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 7901 4th Street N STE #4174, St Petersburg, Florida, 33702 Attention: Corporate Secretary or email to investor.relations@energy-water.com.

Shareholders who would like their submission directed to a member of the board may so specify, and the communication will be forwarded, as appropriate.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board of Directors in the risk oversight process allows our Board of Directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board of Directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Named Executive Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during years ended 2022 and 2021 awarded to, earned by or paid to our executive officers.

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)		Total ($)
Irma Velazquez	2022	210,757	(1)	29,164	(2)	239,921
Chief Executive Officer	2021	150,000		—		150,000

Ralph Hofmeier	2022	210,757	(1)	29,164	(3)	239,921
Chief Technology Officer	2021	150,000		—		150,000

Gary Rodney(2)	2022	84,000		—		84,000
Interim Chief Financial Officer	2021	49,000		—		49,000

———————

(1)	Converted from Euros to U.S. Dollars using the yearly average EUR/USD conversion rate of 1.053783 (Source: https://www.ofx.com/en-us/forex-news/historical-exchange-rates/yearly-average-rates/).
(2)	Consists of a lump sum cash bonus paid pursuant to that certain August 4, 2022 employment agreement of Irma Velazquez in recognition of her past services to the Company.
(3)	Consists of a lump sum cash bonus paid pursuant to that certain August 4, 2022 employment agreement of Ralph Hofmeier in recognition of his past services to the Company.
(4)	Served as interim Chief Financial Officer through January 30, 2023.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards held by of our executive officers as of December 31, 2022.

Compensation of Directors

During the year ended December 31, 2022, no director of the Company received compensation from us as compensation for their services as director.

Employment Agreements

The Company entered into employment agreements with each of Irma Velazquez, its Chief Executive Officer and Vice Chairman of the Board, and Ralph Hofmeier, its Chairman of the Board and Chief Technology Officer, effective August 4, 2022 (together, the “Executive Employment Agreements”). Under the Executive Employment Agreements, the Company agreed to pay each of Ms. Irma Velazquez and Mr. Ralph Hofmeier an annual base salary of €200,000, which is approximately $210,000, per year with discretionary cash and equity bonuses available based on the Board’s assessment of the executive’s performance against applicable performance objectives as well as Company performance. Any increase to the annual base salary is subject to approval by the Company’s Board of Directors. The foregoing descriptions of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of each agreement filed as Exhibits 10.3 and 10.4 to the registration statement of which this prospectus forms a part.

Consulting Agreements

On January 30, 2023, the Company executed an engagement letter with AOB Accounting and Consultancy Services Company Limited pursuant to which Mr. Amedeo Montonati will provide services to the Company as its Chief Financial Officer. Pursuant to the Engagement Letter, the Company pays a monthly fee of $9,000 per calendar month, exclusive of any expenses and out-of-pocket expenses disbursements. The Engagement Letter is terminable by either party upon one calendar month’s notice to the other party.

The foregoing description of the engagement letter does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.11 to the registration statement of which this prospectus forms a part.

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EAWD 2022 Long Term Incentive Plan

Effective as of September 12, 2022, the Board of Directors adopted the Energy and Water Development Corp. 2022 Long Term Incentive Plan (the “2022 LTIP”). Under the 2022 LTIP, there are 15,561,024 shares of common stock reserved to grant to employees and individuals who perform services for the Company. The purpose of the 2022 LTIP is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company, and to promote the success of the Company’s business. The 2022 LTIP permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Board of Directors may determine.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-qualified deferred compensation plans for its employees or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of October 27, 2023, by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner.	No. of Shares	% of Class (1)	No. of Shares	% of Class (2)
Directors and Officers
Ms. Irma Velazquez	39,515,388	16.90%	4,778,488	48.85%
7901 4th Street N STE #4174, St Petersburg, Florida 33702

Mr. Ralph Hofmeier	27,918,378	11.94%	5,002,488	51.15%
7901 4th Street N STE #4174, St Petersburg, Florida 33702

All officers and directors as a group (two persons)	67,433,766	28.84%	9,780,976	100.00%
5% Security Holders: None

(1)	Applicable percentages are based on 233,789,900 common shares outstanding, as of October 27, 2023, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Applicable percentages are based on 9,780,976 Series A preferred shares outstanding, adjusted as required by rules of the SEC. Series A preferred shares provide for voting rights at 5 votes per preferred share and are convertible into 5 shares of common stock per preferred share.

Certain Relationships and Related Transactions

The following is a summary of transactions since the periods ended December 31, 2022 and 2021 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

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Due to Officers

Amounts due to officers as of December 31, 2022 and 2021 are comprised of the following:

	December 31, 2022	December 31, 2021

Irma Velazquez:
Accrued salaries	$56,400	$—
Accrued expenses	86,265	—
Total due to Irma Velazquez	142,665	—

Ralph Hofmeier:
Accrued salaries	$10,393	$17,485
Accrued expenses	69,434	—
Total due to Ralph Hofmeier	79,827	17,485

Total due to officers	$222,492	$17,485

Unsecured advances due to officers represent unreimbursed Corporation expenses paid by the officers on behalf of the Corporation. These advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Ralph Hofmeier, the Company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Irma Velazquez, the Company’s Chief Operating Officer and Vice-Chairman. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

Customer Deposit

EAWC-TV functions as a distributor of EAWD products. In 2019, EAWC-TV, having secured EAWD’s first customer, placed a $550,000 order for a solar powered EAWD off-the-grid AWG System for one of its customers. In December 2019, EAWC-TV and the Company agreed to apply $303,742 owed by the Company to EAWC-TV for administrative services to the deposit owed to EAWD for such order. The Company’s obligations under the purchase agreement were satisfied through delivery of the equipment in accordance with the purchase agreement. The equipment was built in Germany.

 In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances owed by the Company to EAWC-TV for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $52,761, which represents the majority of the balance of the Company’s outstanding accounts receivable as of both December 31, 2022 and 2021. Ralph Hofmeier owns 5% of the issued and outstanding stock of EAWC-TV and, other than the right to vote on issues presented to stockholders, he has no control over the management or operations of the company. As of June 30, 2023, the unpaid balance remains outstanding, however, the Company is expected to receive the total amount by the end of 2023.

Related Person Transaction Policy

Our Board considers and approves or disapproves any related person transaction. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the audit committee (if any). A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

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In determining whether to approve or ratify a related party transaction, the Board, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, and whether the transaction would disqualify the individual from serving on the audit committee or the compensation committee (if any) or other committees of the Board under applicable exchange and other regulatory requirements.

The Board only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 2022, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

DESCRIPTION OF CAPITAL STOCK

We are offering shares of common stock in this offering at an assumed public offering price of $[•] per share. These shares are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the applicable terms and conditions.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation (our “Articles”) and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part and to the applicable provisions of Florida law.

Authorized Capital

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.001 per share and 500,000,000 shares of preferred stock, par value $0.001 per share, with 50,000,000 shares designated as Series A preferred stock. As of October 27, 2023, there were 233,789,900 shares of Common Stock outstanding and 9,780,976 shares of Series A preferred stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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Preferred Stock

The following is a summary of the material rights and restrictions associated with our Preferred Stock.

We are authorized to issue 500,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our Articles, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution without further stockholder authorization. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

Series A Preferred Stock

1. Dividends.  Series A Preferred  Stock  shall  be  treated  pari  passu  with Common Stock except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of Common Stock multiplied by the Conversion Rate.

2. Liquidation, Dissolution, or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series A Preferred Stock shall be treated pari passu, with Common Stock except that the payment on each share of Series A Preferred Stock shall be equal to the amount of the payment on each share of Common Stock multiplied by the Conversion Rate.

3. Voting.  On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of Series A Preferred Stock held by such holder as of the record date for determining shareholders entitled to vote on such matter multiplied by the Conversion Rate. Except as provided by law or by the other provisions of the Articles, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

4. Conversion.  The “Conversion Rate” means that each share of Series A Preferred Stock is convertible into five shares of Common Stock. The Conversion Rate will not be adjusted in connection with the planned Reverse Stock Split.

a.	Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time.

b.	Mandatory Conversion. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000.00 of gross proceeds to the Company or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred, all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then-effective Conversion Rate.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to this registration statement, which is incorporated by reference herein.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Long Term Incentive Plan

Effective as of September 12, 2022, the Board of Directors adopted the Energy and Water Development Corp. 2022 Long Term Incentive Plan (the “2022 LTIP”). Under the 2022 LTIP, there are 15,561,024 shares of common stock reserved to grant to employees and individuals who perform services for the Company. The purpose of the 2022 LTIP is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company, and to promote the success of the Company’s business. The 2022 LTIP permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Board of Directors may determine.

Convertible loans payable

As of June 30, 2023 and December 31, 2022, the balance of convertible loans payable net of discount was $67,458 and $73,664, respectively.

During the year ended December 31, 2022, the Company issued one convertible loan in the aggregate amount of $178,000. The note bears interest at 8% per annum and all matured within one year. The conversion features in the note met the definition of a derivative and required bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $175,025 and was recorded as a discount of the notes.

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes. During the year ended December 31, 2022, the remaining balance of these loans was fully repaid or converted.

Derivative Liability

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of June 30, 2023 and December 31, 2022:

Total
Balance as of December 31, 2021	$354,160
Change Due to Issuances	175,026
Change due to exercise / redemptions	(110,507)
Change in fair value	(234,654)
Balance as of December 31, 2022	$184,025
Change due to exercise / redemptions	(113,806)
Change in fair value	(10,109)
Balance of derivative liability as of June 30, 2023 (Unaudited)	$60,110

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the periods ended June 30, 2023 and December 31, 2022 is as follows:

	June 30, 2023	December 31, 2022
(Unaudited)
Stock price	$0.03 – 0.05	$0.04 – 0.19
Exercise price	$0.02 – 0.03	$0.02 - 0.10
Contractual term (in years)	0.33 – 0.58	0.68 – 1.00
Volatility (annual)	108% – 208%	140% – 1,313%
Risk-free rate	4.64% – 5.47%	0.51% - 4.73%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability – warrants and derivative liabilities:

	Fair Value measured at June 30, 2023 (Unaudited)
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2023
Derivative liability	$—	$—	$60,110	$60,110
Total	$—	$—	$60,110	$60,110

	Fair value measured at December 31, 2022
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	December 31
	(Level 1)	(Level 2)	(Level 3)	2022
Derivative liability	$—	$—	$184,025	$184,025
Total	$—	$—	$184,025	$184,025

There were no transfers between Level 1, 2 or 3 during the three months ended June 30, 2023 and 2022.

During the six months ended June 30, 2023 and 2022, the Company recorded gains of $10,109 and losses $243,653, respectively, from the change in fair value of derivative liability.

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Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation and Our Bylaws.

Provisions of our amended and restated articles of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders.

Our Bylaws provide that special meetings of the stockholders, unless otherwise prescribed by statute, may be called by the Company’s board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 20% of the votes at that meeting. If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of the By-Laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 15 nor more than 60 days after the receipt of the request.

Removal of Directors; Vacancies. Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

Amendment of Bylaws. Our Bylaws provide that new Bylaws may be adopted or the Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our Bylaws provide that new Bylaws may be adopted or the Bylaws may be amended or repealed by the board of directors.

Transfer Agent and Registrar

Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

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Reverse Stock Split

On [•], 2023, our stockholders approved a reverse stock split within the range of 1-for-[•] to 1-for-[•] of our issued and outstanding shares of common stock and authorized the Board, in its discretion to determine the final ratio and effective date in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 1,000,000,000 shares. The share and per share information in this prospectus do not reflect the proposed reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the Registration Statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this Registration Statement to reflect the reverse stock split ratio and the effect of such reverse stock split.

UNDERWRITING

The representative is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Total:

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative” or “EF Hutton,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the representative’s over-allotment option described below.

The underwriters initially propose to offer part of the shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $_____ per share under the public offering price. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the representative.

Over-Allotment Option

We have granted to the representative an option, exercisable within 45 days after the closing of this offering, to purchase up to additional [•] shares at the public offering price, less underwriting discounts and commissions. The representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus.

Discount, Commissions and Reimbursements

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the representative’s option to purchase up to additional shares.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay EF Hutton’s out-of-pocket accountable expenses, including legal fees and disbursements, up to a maximum amount of $175,000. If the offering is not consummated, then the maximum amount we will pay with respect to EF Hutton’s external counsel legal costs is $50,000. We have paid $50,000 to EF Hutton as an advance to be applied towards reasonable out-of-pocket expenses (which we refer to as the Advance). Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximate $_____ million.

Other than the underwriting agreement, the underwriters have had no material relationship with us or any of our affiliates and have not owned any of our securities prior to this offering.

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Determination of Offering Price

Before this offering, there has been a limited public market for our common stock. Accordingly, the public offering price will be negotiated between us and the representative. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospects for our Company and the industry in which we operate;

•	an assessment of our management;

•	our past and present financial and operating performance;

•	our prospects for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of United States securities markets at the time of this offering; and

•	other factors deemed relevant.

Neither we nor EF Hutton can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-up Agreements

Each of our officers, directors, and significant shareholders, agrees that, without the prior written consent of the underwriter, it will not, for a period of 90 days after the date of this prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Tail Period

EF Hutton shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity and/or equity derivative instruments to any investor actually introduced by EF Hutton to the Company during the period beginning on September 13, 2023 and ending on the earlier of (i) September 13, 2024, or (ii) the final closing, if any, of the Offering (the “Engagement Period”) (a “Tail Financing”) and such Tail Financing is consummated during the Engagement Period or within twelve (12) month period following the expiration of the Engagement Period, provided that such financing is by a party actually introduced to the Company in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until twelve (12) months from the closing date of this offering, the representative shall have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, for all each and every future public and private equity and debt offerings, including all equity-linked financings (each, a “Subject Transaction”) of the Company. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. We agreed not to retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a subject transaction without the express written consent of EF Hutton.

61

Stabilization, Short Positions, and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing, or maintaining the price of our Common Stock. Stabilizing transactions permit bids to purchase the underlying Common Stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our Common Stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market-making transactions in accordance with Regulation M. In general, a passive market maker must display its bid at a price, not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale, and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of our shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Nasdaq Listing

In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAWD”. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain civil liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

62

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the UK.

63

Hong Kong

Shares of our Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to shares of our Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired shares of our Common Stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

64

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The Company’s financial statements for the year ended December 31, 2022 and December 31, 2021, included in this Prospectus have been audited by TAAD LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law firm of di Santo Law PLLC will provide opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus. The address of di Santo Law PLLC is 429 Lenox Avenue, Miami Beach, FL 33139. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the underwriter with respect to the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement of which this prospectus is a part.

65

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy and Water Development Corp. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Energy and Water Development Corp. and Subsidiary (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 4 to the consolidated financial statements. The consolidated financials do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Convertible Loan Payables

Description of the Matter

As discussed in Note 10 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a Black-Scholes model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management, as well as the inputs to the Company’s Black-Scholes model.

How We Addressed the Matter in Our Audit

Our principal audit procedures performed to the address the critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement, and revaluation of the bifurcated derivatives.
•	We verified the note amount, interest rate, and maturity date to the supporting documentation and debt agreement, and examined terms and conditions of the note and confirmed the ending balance to the note holder.
•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.
•	We considered the adequacy of the disclosures in the consolidated financial statements in relation to convertible debt.

/s/ TAAD LLP

We have served as the Company’s auditor since 2021.

Diamond Bar, California

March 31, 2023

F-3

Energy and Water Development Corp. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash	$40,886	$589,668
Accounts receivable	52,761	55,169
Inventory	457,646	196,553
Prepaid expenses and other current assets	315,222	432,082
TOTAL CURRENT ASSETS	866,515	1,273,472

Property and equipment, net	245,667	3,834
Operating lease right-of-use asset	62,113	49,432

TOTAL ASSETS	$1,174,295	$1,326,738

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,023,563	$941,309
Accounts payable - related party	27,029	124,370
Convertible loan payables, net of discount	73,664	176,703
Due to officers	222,492	17,485
Derivative liability	184,025	354,160
Current portion of operating lease liability	62,113	39,148
Current portion of financing lease liability	14,327	—
Common stock subscriptions liability	—	377,350
TOTAL CURRENT LIABILITIES	1,607,213	2,030,525

Financing lease liability, net of current portion	48,946	—
Operating lease liability, net of current portion	—	10,283
TOTAL LIABILITIES	1,656,159	2,040,808

COMMITMENTS AND CONTINGENCIES		—

STOCKHOLDERS' DEFICIT:
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding at December 31, 2022 and 2021	9,781	9,781
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 182,934,483 and 143,840,643 shares issued and outstanding at December 31, 2022 and 2021, respectively	182,934	143,840
Common stock subscriptions, 0 and 15,855,000 shares at December 31, 2022 and 2021, respectively	—	792,745
Additional paid in capital	23,678,396	20,777,401
Accumulated deficit	(24,337,973)	(22,395,393)
Accumulated other comprehensive loss	(15,002)	(42,444)
TOTAL STOCKHOLDERS' DEFICIT	(481,864)	(714,070)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,174,295	$1,326,738

See accompanying notes to the consolidated financial statements.

F-4

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Years Ended
	December 31,
	2022	2021

REVENUE
Revenue	$—	$550,000
TOTAL REVENUE	—	550,000

COST OF EQUIPMENT SOLD
Cost of equipment sold	—	350,000
TOTAL COST OF EQUIPMENT SOLD	—	350,000

GROSS PROFIT	—	200,000

GENERAL and ADMINISTRATIVE EXPENSES
Professional fees	494,926	$416,989
Officers’ salaries and payroll taxes	479,933	300,732
Marketing fees	226,975	174,892
Travel and entertainment	42,696	22,953
Other general and administrative expenses	666,358	222,229
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	1,910,888	1,137,795

LOSS FROM OPERATIONS	(1,910,888)	(937,795)

OTHER INCOME (EXPENSE)
Change in fair value of derivative	234,654	(1,269,266)
Other expense	(93,732)	—
Interest expense	(172,614)	(830,405)
TOTAL OTHER INCOME (EXPENSE)	(31,692)	(2,099,671)

LOSS BEFORE TAXES	(1,942,580)	(3,037,466)

TAXES	—	—

NET LOSS	$(1,942,580)	$(3,037,466)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	27,442	(42,444)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	$27,442	$(42,444)

COMPREHENSIVE LOSS	(1,915,138)	(3,079,910)

Loss per common share - Basic	$(0.01)	$(0.02)
Loss per common share - Diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding - Basic	169,341,781	136,720,652
Weighted average number of common shares outstanding - Diluted	169,341,781	136,720,652

See accompanying notes to the consolidated financial statements.

F-5

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2022 and 2021

					Common Stock				Accumulated Other
	Preferred Stock		Common Stock		Subscriptions		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT December 31, 2020	9,780,976	$9,781	123,316,886	$123,316	10,040,000	$1,504,000	$16,153,038	$(19,357,927)	$—	$(1,567,792)
Sale of Common Stock	—	—	5,065,344	5,066	(40,000)	(4,000)	717,047	—	—	718,113
Common stock issued to officers for accrued salary	—	—	10,000,000	10,000	(10,000,000)	(1,500,000)	1,490,000	—	—	—
Common stock issued for services	—	—	500,000	500	—	—	164,500	—	—	165,000
Common stock issued to satisfy convertible debt	—	—	4,671,167	4,671	—	—	265,329	—	—	270,000
Stock issued for interest and fees	—	—	287,246	287	—	—	15,068	—	—	15,355
Derivative settled upon conversion of debt	—	—	—	—	—	—	1,972,419	—	—	1,972,419
Subscription deposits received	—	—	—	—	15,855,000	792,745	—	—	—	792,745
Net loss	—	—	—	—	—	—	—	(3,037,466)	—	(3,037,466)
Other comprehensive loss	—	—	—	—	—	—	—	—	(42,444)	(42,444)
BALANCE AT DECEMBER 31, 2021	9,780,796	$9,781	143,840,643	$143,840	15,855,000	$792,745	$20,777,401	$(22,395,393)	$(42,444)	$(714,070)
Subscriptions liability reclassification to subscriptions	—	—	—	—	7,547,000	377,350	—	—	—	377,350
Sale of Common Stock	—	—	36,443,736	36,444	(23,402,000)	(1,170,095)	2,385,652	—	—	1,252,001
Common stock issued for commitment fee	—	—	500,000	500	—	—	79,500			80,000
Common stock issued for services	—	—	1,574,546	1,574	—	—	266,525	—	—	268,099
Common stock issued to satisfy convertible debt	—	—	540,716	541	—	—	49,459	—	—	50,000
Stock issued for interest and fees	—	—	34,842	35	—	—	3,187	—	—	3,222
Imputed interest on related party loans	—	—	—	—	—	—	6,165	—	—	6,165
Derivative settled upon conversion of debt	—	—	—	—	—	—	110,507	—	—	110,507
Net loss	—	—	—	—	—	—	—	(1,942,580)	—	(1,942,580)
Other comprehensive loss	—	—	—	—	—	—	—	—	27,442	27,442
BALANCE AT December 31, 2022	9,780,796	$9,781	182,934,483	$182,934	—	$—	$23,678,396	$(24,337,973)	$(15,002)	$(481,864)

See accompanying notes to the consolidated financial statements.

F-6

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Cash Flows

	For the Year ended
	December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,942,580)	$(3,037,466)
Reconciliation of net loss to net cash used in operating activities
Common stock issued for commitment fee	80,000	—
Amortization of debt discount and deferred financing costs	93,986	770,134
Depreciation expense	18,252	299
Change in fair value of derivative liability	(234,654)	1,269,266
Common stock issued for services	268,099	165,000
Imputed interest on amounts owed to related parties	6,165	—
Foreign currency loss	76,737	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,260	(2,503)
Inventory	(273,274)	(204,533)
Deferred cost	—	350,000
Prepaid expenses and other current assets	90,524	(435,150)
Accounts payable and accrued expenses	92,924	218,096
Due to related party	(97,341)	(28,929)
Deferred revenue	—	(550,000)
Due to officers	199,986	—
Accrued management fees and due to officers	—	(70,482)
CASH USED IN OPERATING ACTIVITIES	(1,618,916)	(1,556,268)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(196,018)	(4,299)
NET CASH USED IN INVESTING ACTIVITIES	(196,018)	(4,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on convertible loans payable	178,000	369,500
Repayments of convertible loans payable	(150,000)	(95,500)
Proceeds from sale of stock	1,252,001	718,113
Proceeds from common stock subscriptions	—	1,170,095
CASH PROVIDED BY FINANCING ACTIVITIES	1,280,001	2,162,208

Effect of exchange rate changes on cash	(13,849)	(24,020)

Net change in cash	(548,782)	577,621

Cash, beginning of period	589,668	12,047

Cash, end of period	$40,886	$589,668

See accompanying notes to the consolidated financial statements.

F-7

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Cash Flows (Continued)

	For the Year ended
	December 31,
	2021	2020

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$67,940	$28,864
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for interest and fees	$3,222	$15,355
Reclassification of common stock subscriptions to common stock	$1,170,095	$1,504,000
Common shares issued for conversion of loans payable	$50,000	$270,000
Derivative liability discount	$175,026	$746,672
Derivative settled upon conversion of debt	$110,507	$1,972,419
Reclassification of equity to liability for derivatives	$377,350	$—
Right of use asset exchanged for lease liability	$—	$79,214
Additions of finance lease obligations	$64,417	$—

See accompanying notes to the consolidated financial statements.

F-8

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 1. Incorporation and Nature of Operations

Energy and Water Development Corp. (the “Corporation”, “Company” or “EAWD”), was incorporated under the laws of the State of Florida on December 12, 2007. In September 2019, the Company changed its name from Eurosport Active World Corp. to Energy and Water Development Corp. to better present the Company’s purpose and business sector. We are an engineering services company formed as an outsourcing green tech platform, seeking to exploit renewable energy and water technologies.

On May 7th, 2021, the Company established an official Branch to initiate operations and assist on the establishment of an official subsidiary. On November 9, 2021, the Company established an official Subsidiary of EAWD in Germany to ensure the company is positioned to service its growing business in one of the EU’s most environmentally progressive countries. This subsidiary was incorporated under the name of Energy and Water development Deutschland GmbH (“EAWD Deutschland”), in Hamburg, Germany.

On May 19, 2022, the Company initiated the process for the establishment of an additional Subsidiary of EAWD in Germany to provide logistics services for EAWD Deutschland. This subsidiary has been now fully incorporated under the name of EAWD Logistik GmbH (“EAWD Logistik”), in Frankfurt, Germany.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of EAWD and its subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements include the accounts of Energy and Water Development Corp. and Subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

Foreign currency translation

The United States dollar (“USD”) is the Company’s reporting currency. The Company has a subsidiary located in Germany. The net sales generated, and the related expenses directly incurred from the operations, if any, are denominated in local currency, Euro (“Euro”). The functional currency of the subsidiary is generally the same as the local currency.

Assets and liabilities measured in Euros are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive loss in its balance sheets. Income and expense accounts are translated at the average exchange rate for the period. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. During the year ended December 31, 2022 the Company used a spot rate of 1.07 and an average rate of 1.05 when converting EURO to USD.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates relating to the determination of impairment of assets, assessment of going concern, the determination of the fair value of stock-based compensation, and the recoverability of deferred income tax assets.

F-9

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Leases

Effective January 1, 2019, the Company adopted ASC 842- Leases (“ASC 842”). The lease standard provided a number of optional practical expedients in transition. The Company elected the package of practical expedients. As such, the Company did not have to reassess whether expired or existing contracts are or contain a lease; did not have to reassess the lease classifications or reassess the initial direct costs associated with expired or existing leases. The lease standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption under which the Company will not recognize right-of-use (“ROU”) assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases. The Company elected the practical expedient to not separate lease and non-lease components for certain classes of assets (facilities).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and short-term and long-term lease liabilities, as applicable. The Company does not have operating or financing leases.

Cash

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has $40,886 and $589,668 cash at December 31, 2022 and 2021.

Inventory

Inventory is stated at the lower of cost or net realizable value using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include purchase deposits, miscellaneous prepaid expenses, value added tax receivable, and a security deposit.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Office equipment	5
Furniture and fixtures	7
Automobile	5
Machinery and equipment	5

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of December 31, 2022 and 2021, unamortized deferred financing costs were $0 and $6,663, respectively and are netted against the related debt.

F-10

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities,

Level 2 – Observable prices that are based on inputs not quoted on active markets, but corroborated by market data,

Level 3 – Unobservable inputs are used when little or no market data is available.

The application of the three levels of the fair value hierarchy under ASC Topic 820-10-35, our derivative liabilities as of December 31, 2022 and December 31, 2021, were $184,025 and $354,160, respectively and measured on Level 3 inputs.

Certain assets and liabilities are required to be recorded at fair value on a recurring basis. The Company adjusts derivative financial instruments to fair value on a recurring basis. The fair value for other assets and liabilities such as cash, accounts receivable, prepaid expenses and other current assets, and accounts payable and accrued expenses have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by ASC 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

ASC 740 provides interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In the unlikely event that an uncertain tax position exists in which the Corporation could incur income taxes, the Corporation would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. A liability for uncertain tax positions would then be recorded if the Corporation determined it is more likely than not that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable.

As of December 31, 2022 and 2021, the Corporation does not believe any uncertain tax positions exist that would result in the Corporation having a liability to the taxing authorities. The Corporation’s policy is to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expense and general and administrative expense, respectively, in the statement of operations. The Corporation’s tax returns for the years ended 2012 through 2021 have been filed and are subject to examination by the federal and state tax authorities. The Corporation’s tax returns for the tax year ended 2022 have not been filed.

F-11

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services.

To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the years ended December 31, 2022 and 2021, the Company recognized $0 and $550,000 in revenue as a result of meeting the above criteria.

During 2021, the Company completed its first sale of equipment. Upon approval of the inspection of the equipment by the customer, the Company recognized the revenue as it had met the revenue recognition criteria and had satisfied the performance obligation of the contract through acceptance by the customer. During the year ended December 31, 2021, one customer accounted for 100% of the revenue.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, “Earnings Per Share”, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

As discussed more fully in Note 10, convertible note holders have the option of converting their loans into common shares subject to the terms and features offered by the specific convertible notes. Some note holders were also granted purchase options to purchase additional shares subject to the features of each purchase option. If the convertible note holders of unexercised convertible notes exercised their conversion feature and the additional purchase options, they would represent 8,317,828 and 2,406,227 in additional common shares at December 31, 2022 and 2021, respectively. The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)	any person that holds 5% or more of the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

F-12

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 3. Recently Issued Accounting Standards

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Corporation’s future financial statements. The following are a summary of recent accounting developments.

On January 1, 2022, the Company adopted ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The adoption of ASU 2020-06 did not have a material impact on the Company’s consolidated financial statements.

On January 1, 2022, the Company adopted ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which will clarify and reduce diversity in practice. Specifically, the new standard includes a recognition model comprising four categories of transactions and corresponding accounting treatment for each category. The category that would apply to a modification or an exchange of an equity-classified warrant would depend on the substance of the modification transaction (e.g., a financing transaction to raise equity versus one to raise debt). This recognition model is premised on the idea that the accounting for the transaction should not differ from what it would have been had the issuer of the warrants paid cash instead of modifying the warrants. The adoption of ASU 2021-04 did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Since the Company is an SRC, implementation is not needed until January 1, 2023. The Company adopted ASU 2016-13 on January 1, 2023. The adoption will not have a material impact on the Company’s consolidated financial statements.

Note 4. Going Concern

The Company has incurred operating losses since it began operations (December 2012) totaling $24,337,973 at December 31, 2022. During the year ended December 31, 2022, the Corporation incurred net losses of $1,942,580. The Company had a working capital deficit of $740,698 at December 31, 2022.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

Management expects sales operations to continue to expand. If necessary, the Company will need to raise additional funds during 2022. Management of the Company intends to raise additional funds through the issuance of equity securities or debt, credit lines or advances from suppliers. The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Corporation is profitable.

F-13

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5. Accounts Receivable

At December 31, 2022 and 2021, accounts receivable was $52,761 and $55,169, respectively, and determined to be fully collectible.

Note 6. Inventory

The components of inventory at December 31, 2022 and 2021, consisted of the following:

	December 31,	December 31,
	2022	2021
Work in progress	$457,646	$196,553
Inventory, net	$457,646	$196,553

Note 7. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets at December 31, 2022 and 2021, consisted of the following:

	December 31, 2022	December 31, 2021
Prepayment on inventory not received	$—	$225,979
Prepaid expenses	140,676	113,600
Value added tax receivable	158,200	83,602
Security deposit	16,346	7,394
Purchase deposits	—	1,507
Prepaid expenses and other current assets	$315,222	$432,082

Note 8. Property and Equipment, Net

The components of property and equipment at December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,
	2022	2021
Office equipment	$5,911	$1,526
Furniture and fixtures	2,447	2,607
Financing lease equipment	64,417	—
Machinery and equipment	41,656	—
Automobile	149,787	—
Property and equipment, gross	264,218	4,133
Less: Accumulated depreciation	(18,551)	(299)
Property and equipment, net	$245,667	$3,834

Depreciation expense for the year ended December 31, 2022 and 2021 was $18,252 and $299, respectively, and is included in other general and administrative expenses on the consolidated statements of operations and comprehensive loss.

F-14

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 9. Accounts Payable and Accrued Expenses

Significant components of accounts payable and accrued expenses at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021

Accrued expenses	$241,960	$385,776
Accounts payable	324,754	375,774
Accrued legal costs	349,726	253,901
Accrued salary and payroll taxes	134,152	50,228
Total	$1,050,592	$1,065,679

As of December 31, 2022 and 2021, the Company owed Virhtech Gmbh, a related party of the Company, $27,029 and $124,370, respectively, for services performed for the Company and is classified as accounts payable – related party on the consolidated balance sheets.

Note 10. Convertible Loans Payable

As of December 31, 2022 and 2021, the Company had loans payable balances, net of discount, of $73,664 and $176,703, respectively.

During the year ended December 31, 2022, the Company issued one convertible loan in the aggregate amount of $178,000. The note bears interest at 8% per annum and all matured within one year. The conversion features in the note met the definition of a derivative and required bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $175,026 and was recorded as a discount of the notes.

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes. As of December 31, 2022, these loans were fully repaid or converted.

As of December 31, 2022 and 2021, outstanding convertible loans payable, net of discounts, was $73,664 and $176,703, respectively.

The convertible loans were issued in several different forms as discussed below.

Amount
Balance of notes payable, net on December 31, 2020	$149,241
Issuances of debt	404,000
Cash settlement of debt	(95,500)
Conversions	(270,000)
Debt discount	(406,500)
Deferred financing costs	(6,663)
Amortization of debt discount	402,125
Balance of notes payable, net on December 31, 2021	$176,703
Issuances of debt	178,000
Cash settlement of debt	(150,000)
Debt discount	(175,025)
Conversions	(50,000)
Amortization of debt discount	93,986
Balance of notes payable, net on December 31, 2022	$73,664

F-15

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Derivative Liabilities

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of December 31, 2022 and 2021:

Total
Balance as of December 31, 2020	$310,641
Change Due to Issuances	746,672
Change due to exercise / redemptions	(1,972,419)
Change in fair value	1,269,266
Balance as of December 31, 2021	$354,160
Change Due to Issuances	175,026
Change due to exercise / redemptions	(110,507)
Change in fair value	(234,654)
Balance as of December 31, 2022	$184,025

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s common stock purchase that are categorized within Level 3 of the fair value hierarchy for the years ended December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Stock price	$0.04 – 0.19	$0.16 – 0.45
Exercise price	$0.02 - 0.10	$0.03 - 0.20
Contractual term (in years)	0.68 – 1.00	0.27 - 1
Volatility (annual)	140% – 1,313%	149% – 2,095%
Risk-free rate	0.51% - 4.73%	0.04% - 0.39%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

F-16

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability and derivative liabilities:

	Fair value measured at December 31, 2022
	Quoted	Significant
	prices in	other	Significant
	active markets	observable inputs	unobservable inputs	Fair value December 31,
	(Level 1)	(Level 2)	(Level 3)	2022
Derivative liability	$—	$—	$184,025	$184,025
Total	$—	$—	$184,025	$184,025

	Fair Value measured at December 31, 2021
	Quoted	Significant
	prices in	other	Significant
	active markets	observable inputs	unobservable inputs	Fair value at December 31,
	(Level 1)	(Level 2)	(Level 3)	2021
Derivative liability	$—	$—	$354,160	$354,160
Total	$—	$—	$354,160	$354,160

The fair value accounting standards define fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is determined based upon assumptions that market participants would use in pricing an asset or liability. Fair value measurements are rated on a three-tier hierarchy as follows:

•	Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2 inputs: Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly; and
•	Level 3 inputs: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2022 and 2021.

During the years ended December 31, 2022 and 2021, the Company recorded a gain of $234,654 and a loss of $1,269,266, respectively, from the change in fair value of derivative liability.

Note 11. Leases

Financing leases

The Company’s financing lease does not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its most recent external debt of 8%.

The Company’s weighted-average remaining lease term relating to its operating leases is 3.92 years, with a weighted-average discount rate of the 8.00%.

The Company incurred amortization expense for its financing lease of $1,299 and $0 during the years ended December 31, 2022 and 2021, respectively, which was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. During the years ended December 31, 2022 and 2021, the Company made cash lease payments of $1,522 and $0, respectively. At December 31, 2022 and 2021, the financing lease right-of-use asset was $64,416 and $0, respectively, and is included in property and equipment, net on the consolidated balance sheets, the current portion of financing lease liability was $14,327 and $0, respectively, and the operating lease liability, net of current portion was $48,946 and $0, respectively.

F-17

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Operating leases

The Company’s operating leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its most recent external debt of 8%.

The Company’s weighted-average remaining lease term relating to its operating leases is 0.81 years, with a weighted-average discount rate of the 8.00%.

The Company incurred lease expense for its operating leases of $47,612 and $31,266 during the years ended December 31, 2022 and 2021, respectively, which was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. During the years ended December 31, 2022 and 2021, the Company made cash lease payments of $47,612 and $31,266, respectively. At December 31, 2022 and 2021, the operating lease right-of-use asset was $62,113 and $49,432, respectively, the current portion of operating lease liability was $62,113 and $39,148, respectively, and the operating lease liability, net of current portion was $0 and $10,283, respectively.

The following table presents information about the future maturity of the lease liabilities under the Company’s operating and financing leases as of December 31, 2022.

Maturity of Lease Liabilities	Operating lease liabilities	Finance lease liability	Total Amount
2023	$64,364	$18,871	$83,235
2024	—	18,871	18,871
2025	—	18,871	18,871
2026	—	17,299	17,299
Total future minimum lease payments	64,364	73,912	138,276
Less: Imputed interest	(2,251)	(10,639)	(12,890)
Present value of lease liabilities	$62,113	$63,273	$125,386
Remaining lease term (in years)	0.81	3.92

Note 12. Related Party Transactions

Due to officers

Amounts due to officers as of December 31, 2022 and 2021 are comprised of the following:

	December 31,	December 31,
	2022	2021
Ralph Hofmeier:
Unsecured advances due to officer	$56,400	$—
Accrued salaries	86,265	17,485
Total due to Ralph Hofmeier	142,665	17,485

Irma Velazquez:
Unsecured advances due to officer	10,393	—
Accrued salaries	69,434	—
Total due to Irma Velazquez	79,827	—
Total amounts due to officers	$222,492	$17,485

Officer Compensation

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the Company’s Chief Technology Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Executive Officer and Vice-Chairman of the Board. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

F-18

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Customer deposit

EAWC-TV functions as a distributor of EAWD product. In 2019, EAWC-TV, having secured EAWD’s first customer, has placed a $550,000 order for a solar powered atmospheric water generator (“AWG”) for one of its customers. EAWC-TV and the Company on December 13, 2019 agreed to accept a $303,742 reduction in the balance owed by EAWD to EAWC-TV as a deposit with EAWD related to this order. The deposit was satisfied through delivery of the equipment. The equipment was built in Germany.

In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances in the D/T/F EAWC-TV and the outstanding balance it carried in its accounts payable account for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $52,761 and 55,169 as of December 31, 2022 and 2021, respectively, which represents the balance of the Company’s outstanding accounts receivable as of December 31, 2022 and 2021. As of March 31, 2023, the balance remains outstanding, however the Company expects to receive the amount in full by the end of 2023.

Virhtech Gmbh

As of December 31, 2022 and 2021, the Company owed Virhtech Gmbh, a related party of the Company, $27,029 and $124,370, respectively, for services performed for the Company and is classified as accounts payable – related party on the consolidated balance sheets.

Officer and investor deposits

As of December 31, 2022, the Company recorded no common stock subscriptions for stock issuance transactions in process.

As of December 31, 2021, the Company recorded $792,745, or 15,855,000 common shares to be issued, as common stock subscriptions within stockholders’ deficit and $377,350, or 7,547,000 common shares to be issued, as a common stock subscription liability for stock issuance transactions in process. The $1,170,095 is part of pending stock sales for 23,402,000 shares that has been funded and is waiting issuance to complete the sale at December 31, 2021. The common stock subscription liability consists of cash received for future share issuances in which a sales and purchase agreement was not signed and returned from the investor.

Note 13. Shareholders’ Deficit

Preferred Stock

Authorized: 500,000,000 shares of voting preferred stock with a par value of $0.001. As of both December 31, 2022 and 2021, the Company had 9,780,796 shares of preferred stock issued and outstanding, respectively.

F-19

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Common Stock

Authorized: 1,000,000,000 shares of voting common stock with a par value of $0.001. As of December 31, 2022 and 2021, the Company had 182,934,483 and 143,840,643 shares of common stock outstanding, respectively.

During the year ended December 31, 2022, the Company engaged in the following equity events:

Sale of Common Stock and Subscriptions

On February 18, 2022, the Company received a deposit in the amount of $300,000 for 1,875,000 common shares to be issued pursuant to a securities purchase agreement. These common shares were issued on July 4, 2022.

From January 1, 2022 through March 31, 2022, the Company has issued 14,953,000 common shares related to subscriptions outstanding at December 31, 2021 for total cash consideration of $747,650.

From April 1, 2022 through June 30, 2022, the Company has issued 8,527,947 common shares related to subscriptions outstanding at March 31, 2022 for total cash consideration of $437,450.

Shares issued pursuant to ELOC

On January 26, 2022 the Company entered into a two year equity line of credit (“ELOC”) with an investor to provide up to $5 million. As of March 31, 2022, 500,000 common shares had been issued pursuant to this agreement as the commitment fee at a fair value of $80,000.

On January 26, 2022, the Company entered into a Securities Purchase Agreement with an investor. As of March 31, 2022, 2,000,000 common shares were issued pursuant to this agreement for a purchase price of $300,000. In the third quarter of 2022, an additional 4,023,368 common shares were issued pursuant to ELOC for a purchase price of $450,000.

In the fourth quarter of 2022, the Company issued an additional 5,064,421 shares of the Company’s common stock pursuant to the ELOC for a purchase price of $187,000.

Shares issued upon conversion of convertible debt

On January 14, 2022, the Company completed a conversion of our outstanding convertible debt by exchanging $53,222 cash for retiring $50,000 in convertible debt along with $3,222 in interest for a total of 575,558 common shares.

Shares issued for services

On February 2, 2022, the Company issued 20,000 shares of the Company’s common stock to a vendor for services valued at $3,600.

On February 3, 2022, the Company issued 500,000 shares of the Company’s common stock to a vendor for services valued at $85,000.

On April 27, 2022, the Company issued 227,273 shares of the Company’s common stock to a vendor for services valued at $50,000.

On August 11, 2022, the Company issued 600,000 shares of the Company’s common stock to a vendor for services valued at $79,500.

F-20

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

On September 9, 2022, the Company issued 227,273 shares of the Company’s common stock to a vendor for services valued at $50,000.

During the year ended December 31, 2021, the Company engaged in the following equity events:

•	5,065,344 common shares issued for $718,113 for the sale of shares,
•	10,000,000 common shares were issued to officers for accrued salary,
•	500,000 common shares issued for $165,000 in marketing and consulting,
•	4,671,167 common shares were issued for $270,000 to convertible note holder is satisfaction of their notes, and
•	287,246 common shares were issued for $15,355 to pay interest and fees.

Warrants

On February 17, 2021, the Company entered into an agreement with a consultant to provide Business Development advisement and analysis services. In consideration, the consultant will be issued 1,000,000 warrant shares. 500,000 warrants were issued on February 17, 2021, and the remaining 500,000 will be issued on the six-month anniversary of initial issuance. On August 31, 2021, due to a failure by the consultant to provide the services as required by the agreement, the Company terminated the agreement, and the warrants were canceled.

Note 14. Commitments and Contingencies

Commitments

Equity Line of Credit

The Company entered into a two-year Equity Line of Credit pursuant to an Equity Purchase Agreement with Tysadco Partners, LLC, dated January 26, 2022. Pursuant to the agreement, Tysadco Partners agreed to invest up to $5,000,000 to purchase the Company’s Common Stock, par value $0.001 per share, and upon execution of the ELOC the Company issued an additional 500,000 shares of common stock to Tysadco Partners as commitment shares in accordance with the closing conditions within the ELOC. Requests are limited to the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior the Closing Request Date. The purchase price shall be 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement). In addition, the Company and Tysadco Partners entered into a Registration Rights Agreement, whereby the Company shall register the securities on a registration statement covering the Offering Amount with the Securities and Exchange Commission (“SEC”) within forty-five days of filing its 10-K for the year ended December 31, 2021. The Company’s Registration Statement on Form S-1 registering 25,000,000 shares in connection with the ELOC was declared effective on July 5, 2022.

Employment Agreements

The Company entered into employment agreements with its Chief Executive Officer, Mr. Ralph Hofmeier, and its Chief Operating Officer, Ms. Irma Velazquez (collectively the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Corporation will pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the Corporation’s Board of Directors. The Employment Agreements each had initial terms of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew. These contracts expired on August 4, 2022.

Effective as of August 4, 2022, Mr. Ralph M. Hofmeier has resigned as Chief Executive Officer and President of Energy and Water Development Corp. (the "Company"), and has been appointed as Chief Technology Officer of the Company. Mr. Hofmeier’s resignation is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

F-21

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Effective as of August 4, 2022, Ms. Irma Velazquez has resigned as Chief Operating Officer of the Company, and has been appointed as Chief Executive Officer of the Company. Ms. Velazquez’s resignation is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

On August 4, 2022, per a board of directors resolution, the Company entered into employment agreements with its Chief Technology Officer, Mr. Ralph Hofmeier, and its Chief Executive Officer, Ms. Irma Velazquez (collectively the “2022 Employment Agreements”). Effective for the fiscal year ended December 31, 2022, under the 2022 Employment Agreements, the base salary will be $210,305 prorated for any partial period of employment and payable in arrears in accordance with the Company’s ordinary payroll policies and procedures. Additionally, in recognition of the employees’ past services, the Company shall pay each employee a lump sum cash signing bonus of $29,164, less payroll deductions and withholdings, and each individual will be eligible to receive a yearly bonus based on yearly profitability. Additionally, if certain performance milestones are met, each employee will be granted options to purchase shares of the Company’s common stock. No options had been granted as of December 31, 2022. Any increase to the annual base is subject to approval by the Company’s Board of Directors. The 2022 Employment Agreements each have an indefinite term.

Leases

Our registered office is located at 7901 4th Street N STE #4174, St. Petersburg, Florida 33702. Our telephone number is +1 (727) 677-9408. Office services are contracted for on a month-to-month basis in this Address. In October 2020, the Company established its official registered Branch in Hamburg Germany; the office Address until March 31, 2021 was Offakamp 9f- 2.17. On April 1, 2021, the Company entered into two lease agreements for a workshop located at Industriestraße 17, 25462 Relligen and an office located at Ballindam 3 20095 Hamburg, Germany. On May 23, 2022, after expiration of the office located in Ballindam, the Company signed a new lease agreement for the same office space. Additionally, on May 20, 2022, the Company signed a new lease agreement for additional office space in Frankfurt, Germany.

Our Telephone number is +49 40 809081354. Rent expense for the years ended December 31, 2022 and 2021 amounted to $69,171 and $37,552.

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its operating results, financial position or cash flows.

Litigation

EAWD vs Packard and Co-Defendant Nick Norwood – Case number 18-031011 CA-01 Miami-Dade County Circuit Court. The Company is demanding the proof of payment for shares issued in 2008. A Jury trial has been granted against Mr. Packard and Co-defended Mr. Northwood, which would take place on First week of May 2023.

EAWD vs Nerve Smart Systems ApS (“Nerve”) - Case number BS-15264/2022– The Court of Roskilde, Denmark. On April 2022, the Company filed a claim against Nerve demanding the return of the amounts paid by the Company for a Battery Energy Storage System that was never delivered by Nerve to the Company, and therefore Nerve did not meet the requirements and specifications of the contract with the Company. The Company is confident there will be a positive outcome in this case. This matter is not expected to be resolved prior to 2024 due to the long waiting times of the Danish court System.

EAWD vs NPP Niethammer, Posewang & Partner GmbH Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft (“NPP”) – Case number 322 O 159/22 – On November 28, 2022, by court settlement, the legal dispute again NPP was settled. The subject matter of the legal dispute was NPP’s fee claims against the Company in the amount of EUR 45,500, which is approximately $48,160, plus interest. On November 28, 2022, the Company agreed to pay NPP an amount of EUR 22,749, which is approximately $23,214. The costs of the legal dispute were set off against each other in the settlement. There is still an outstanding fee claim against the Company according to an invoice dated January 25, 2023 in the amount of EUR 4,986, which is approximately $5,277.

Note 15. Income Taxes

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The Company did not have an income tax provision or benefit for the year ended December 31, 2022 and 2021. The Company has incurred losses and therefore has provided a full valuation against net deferred tax assets as December 31, 2022 and 2021.

F-22

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

The items accounting for the difference between U.S. and foreign income taxes at the effective statutory rate and the provision for income taxes for the year ended December 31, 2022 and 2021 were as follows:

	December 31,	December 31,
	2022	2021
Income tax benefit at U.S. statutory rate of 21%
Net operating loss – U.S. – federal	$(169,906)	$(562,283)
State income tax net of Federal benefits – U.S.	(35,154)	(94,298)
Non-deductible expenses – U.S.	54,953	540,338
Net operating loss - foreign	(249,864)	(79,179)
Temporary differences	(762,687)	—
Change in valuation allowance – U.S.	912,794	116,243
Change in valuation allowance – foreign	249,864	79,179

Total provision for income tax – U.S. and foreign	$—	$—

The Company’s approximate net U.S. and foreign deferred tax assets as of December 31, 2022 and 2021 were as follows:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Book to tax difference – fixed assets	$506,826	$—
Net operating loss carry forward – U.S.	2,796,738	2,390,769
Net operating loss carry forward – foreign	329,043	79,179

Total deferred tax assets – U.S. and foreign	3,632,607	2,469,948
Valuation allowance – U.S. and foreign	(3,632,607)	(2,469,948)

Net deferred tax assets	$—	$—

Net operating loss carry-forwards for U.S. federal and state in the amount of approximately $11.0 million, and for foreign of $1.5 million, will expire beginning December 31, 2033.

The net change in the valuation allowance for the years ended December 31, 2022 and 2021 was an increase of $912,794 and $116,243, respectively. The valuation allowance increased as a result of losses in the current period. The net change in the foreign valuation allowance for the years ended December 31, 2022 and 2021 was an increase of $249,864 and $79,179 respectively. The valuation allowance increased as a result of losses in the current period.

The Company subject to U.S. federal income tax as well as income tax in multiple state and non-U.S. jurisdictions. The Company’s federal and state tax returns for the previous three years remain open for audit. With respect to material non-U.S. jurisdictions in which we operate, we have open tax years ranging from 2 to 10 years.

Note 16. Subsequent Events

On January 10, 2023, the Company issued 1,584,427 shares of common stock to Tysadco Partners LLC at a per share price of $0.025 pursuant to that certain January 26, 2022 Purchase Agreement wherein the parties established a two-year Equity Line of Credit (ELOC). The purchase price under the ELOC is equal to 85% of the two lowest individual VWAP during the five trading days immediately prior to the Company’s put notice.

On January 18, 2023, the Company issued an aggregate 6,250,000 shares of common stock to Gary Rodney at a per share price of $0.02 in full satisfaction of all accrued but unpaid amounts payable for services as interim chief financial officer pursuant to that certain Consulting Agreement by and between InfoQuest Technology, Inc. and the Company dated June 2, 2021.

F-23

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

On January 18, 2023, the Company issued an aggregate 702,523 shares of common stock to Ralph Hofmeier at a per share price of $0.05 in full satisfaction of all accrued but unpaid amounts payable pursuant to that certain Employment Agreement by and between Ralph Hofmeier and the Company dated August 4, 2022.

On January 18, 2023, the Company issued 1,397,787 shares of common stock to Tysadco Partners LLC at a per share price of $0.026 pursuant to that certain January 26, 2022 Purchase Agreement wherein the parties established a two-year Equity Line of Credit (ELOC). The purchase price under the ELOC is equal to 85% of the two lowest individual VWAP during the five trading days immediately prior to the Company’s put notice.

On January 30, 2023, the Company issued 1,329,345 shares of common stock to Tysadco Partners LLC at a per share price of $0.038 pursuant to that certain January 26, 2022 Purchase Agreement wherein the parties established a two-year Equity Line of Credit (ELOC). The purchase price under the ELOC is equal to 85% of the two lowest individual VWAP during the five trading days immediately prior to the Company’s put notice.

On January 30, 2023, Energy and Water Development Corp. (the “Company”) executed an engagement letter (the “Engagement Letter”) with AOB Accounting and Consultancy Services Company Limited pursuant to which Mr. Amedeo Montonati, age 30, will provide services to the Company as its Chief Financial Officer. Prior to taking this position with the Company, Mr. Montonati was a Senior Administrative Consultant at Hawksford Group in Hong Kong from 2018 to 2021 and since then has served as an associate director at AOGB Professional Services Group and as Interim CFO at Brera Holdings PLC. Mr. Montonati holds an MBA from University of South Australia, Hong Kong. The Engagement Letter has an initial term of six months that can be extended by mutual agreement of the parties. The Engagement Letter sets forth the material terms and conditions of his engagement, including compensation. Additionally, the Engagement Letter includes certain restrictive covenants that generally prohibit him from disclosing information that is confidential to the Company.

On February 14, 2023, the Company issued 999,429 shares of common stock to Tysadco Partners LLC at a per share price of $0.0824 pursuant to that certain January 26, 2022 Purchase Agreement wherein the parties established a two-year Equity Line of Credit (ELOC). The purchase price under the ELOC is equal to 85% of the two lowest individual VWAP during the five trading days immediately prior to the Company’s put notice.

On February 14, 2023, the Company issued 250,000 shares of common stock to investors at a purchase price of $0.10 per share for a total value of $25,000.

On February 17, 2023, the Company issued 125,000 shares of common stock to investors at a purchase price of $0.10 per share for a total value of $12,500.

F-24

Energy and Water Development Corp.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(Unaudited)
CURRENT ASSETS
Cash	$33,770	$40,886
Accounts receivable	52,761	52,761
Inventory	469,972	457,646
Prepaid expenses and other current assets	300,916	315,222
TOTAL CURRENT ASSETS	857,419	866,515

Property and equipment, net	346,869	245,667
Operating lease right-of-use asset	24,761	62,113

TOTAL ASSETS	1,229,049	1,174,295

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,050,411	$1,023,563
Accounts payable - related party	6,427	27,029
Convertible loans payable, net of discounts	67,458	73,664
Due to officers	343,759	222,492
Derivative liability	60,110	184,025
Current portion of operating lease liability	24,761	62,113
Current portion of financing lease liability	38,559	14,327
Common stock subscriptions liability	138,800	—
TOTAL CURRENT LIABILITIES	1,730,285	1,607,213

Financing lease liability, net of current portion	116,881	48,946
TOTAL LIABILITIES	1,847,166	1,656,159

COMMITMENTS AND CONTINGENICES

STOCKHOLDERS' DEFICIT:
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding at both June 30, 2023 and December 31, 2022	9,781	9,781
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 215,020,172 and 182,934,483 shares issued and outstanding in June 30, 2023 and December 31, 2022, respectively	215,020	182,934
Common stock subscriptions; 1,500,000 and 0 shares as of June 30, 2023 and December 31, 2022, respectively	30,000	—
Additional paid in capital	24,795,948	23,678,396
Accumulated deficit	(25,667,514)	(24,337,973)
Accumulated other comprehensive loss	(1,352)	(15,002)
TOTAL STOCKHOLDERS' DEFICIT	(618,117)	(481,864)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,229,049	$1,174,295

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-25

Energy and Water Development Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2023	2022	2023	2022

General and Administrative Expenses
Professional fees	$342,128	$291,740	$209,552	$189,842
Officers’ salaries and payroll taxes	257,968	236,273	121,335	123,036
Marketing fees	23,832	93,599	8,836	352
Travel and entertainment	22,141	18,448	16,614	6,373
Other general and administrative expenses	404,727	238,291	189,278	115,636
Total general and administrative expenses	1,050,796	878,351	545,615	435,239

LOSS FROM OPERATIONS	(1,050,796)	(878,351)	(545,615)	(435,239)

OTHER INCOME (EXPENSE)
Change in fair value of derivative	10,109	243,653	(20,484)	—
Other income (expense)	2,323	(132,414)	(6,069)	(97,609)
Loss on settlement of liabilities	(196,159)	—	—	—
Interest income (expense), net	(94,093)	(125,712)	(46,422)	(1,266)
Total other income (expense)	(277,820)	(14,473)	(72,975)	(98,875)

LOSS BEFORE TAXES	(1,328,616)	(892,824)	(618,590)	(534,114)

TAXES	925	—	925	—

NET LOSS	$(1,329,541)	$(892,824)	$(619,515)	$(534,114)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	13,650	57,433	19,268	43,463
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	13,650	57,433	19,268	43,463

COMPREHENSIVE LOSS	$(1,315,891)	$(835,391)	$(600,247)	$(490,651)

Weighted average number of common shares outstanding	197,886,587	160,900,298	203,122,607	172,194,043
Net loss per common share - Basic and Diluted	(0.01)	(0.01)	(0.00)	(0.00)

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-26

Energy and Water Development Corp.

Condensed Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred Stock		Common Stock		Common Stock Subscriptions		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT DECEMBER 31, 2021	9,780,796	$9,781	143,840,643	$143,840	15,855,000	$792,745	$20,777,401	$(22,395,393)	$(42,444)	$(714,070)
Sale of Common Stock	—	—	17,453,000	17,453	(14,953,000)	(747,650)	1,030,197	—	—	300,000
Common stock issued for services	—	—	520,000	520	—	—	88,080	—	—	88,600
Common stock issued to satisfy convertible debt	—	—	540,716	541	—	—	49,459	—	—	50,000
Stock issued for interest and fees	—	—	34,842	35	—	—	3,187	—	—	3,222
Subscriptions liability reclassification to subscriptions	—	—	—	—	7,547,000	377,350	—	—	—	377,350
Derivative settled upon conversion of debt	—	—	—	—	—	—	110,507	—	—	110,507
Subscription deposits received	—	—	—	—	1,875,000	300,000	—	—	—	300,000
Costs associated with equity line of credit	—	—	—	—	—	—	(24,000)	—	—	(24,000)
Net loss	—	—	—	—	—	—	—	(358,710)	—	(358,710)
Other comprehensive loss	—	—	—	—	—	—	—	—	13,970	13,970
BALANCE AT March 31, 2022	9,780,796	$9,781	162,389,201	$162,389	10,324,000	$722,445	$22,034,831	$(22,754,103)	$(28,474)	$146,869
Sale of Common Stock	—	—	10,402,947	10,403	(10,324,000)	(722,445)	727,042	—	—	15,000
Common stock issued for services	—	—	227,273	227	—	—	49,773	—	—	50,000
Subscription deposits received	—	—	—	—	1,000,000	150,000	—	—	—	150,000
Net loss	—	—	—	—	—	—	—	(534,114)	—	(534,114)
Other comprehensive loss	—	—	—	—	—	—	—	—	43,463	43,463
BALANCE AT June 30, 2022	9,780,796	9,781	173,019,421	173,019	1,000,000	150,000	22,811,646	(23,288,217)	14,989	(128,782)

F-27

	Preferred Stock		Common Stock		Common Stock Subscriptions		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT DECEMBER 31, 2022	9,780,796	$9,781	182,934,483	$182,934	—	$—	$23,678,396	$(24,337,973)	$(15,002)	$(481,864)
Sale of Common Stock	—	—	5,685,988	5,686	13,674,000	310,700	227,814	—	—	544,200
Common stock issued to officers for accrued salary	—	—	6,952,523	6,953	—	—	357,332	—	—	364,285
Imputed interest on related party loans	—	—	—	—	—	—	3,305	—	—	3,305
Net loss	—	—	—	—	—	—	—	(710,026)	—	(710,026)
Other comprehensive loss	—	—	—	—	—	—	—	—	(5,618)	(5,618)
BALANCE AT March 31, 2023	9,780,796	$9,781	195,572,994	$195,573	13,674,000	$310,700	$24,266,847	$(25,047,999)	$(20,620)	$(285,718)
Sale of Common Stock	—	—	14,694,000	14,694	(13,674,000)	(310,700)	321,506	—	—	25,500
Common stock issued to satisfy convertible debt	—	—	4,479,247	4,479	—	—	88,521	—	—	93,000
Common stock issued for interest and fees	—	—	273,931	274	—	—	5,268	—	—	5,542
Derivative settled upon conversion of debt	—	—	—	—	—	—	113,806	—	—	113,806
Subscription deposits received	—	—	—	—	1,500,000	30,000	—	—	—	30,000
Net loss	—	—	—	—	—	—	—	(619,515)	—	(619,515)
Other comprehensive loss	—	—	—	—	—	—	—	—	19,268	19,268
BALANCE AT June 30, 2023	9,780,796	$9,781	215,020,172	215,020	1,500,000	30,000	24,795,948	(25,667,514)	(1,352)	(618,117)

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-28

Energy and Water Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	June 30,	June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,329,541)	$(892,824)
Reconciliation of net loss to net cash used in operating activities
Amortization of debt discount and deferred financing costs	86,794	63,296
Depreciation and amortization	41,257	4,767
Non-cash lease expense	37,352	—
Change in fair value of derivative liability and derivative expense	(10,109)	(243,653)
Stock-based compensation	—	138,600
Imputed interest on related party loans	3,305	—
Loss on settlement	196,159	—
Foreign currency (gain) loss	—	134,869
Changes in operating assets and liabilities:
Inventory	—	(278,021)
Deferred cost	(12,326)	—
Prepaid expenses and other current assets	14,306	78,183
Accounts payable, accrued expenses and deferred taxes	144,788	7,455
Due to related party	—	(68,673)
Operating lease liabilities, current and non-current	(37,352)	—
Due to officers	156,393	31,743
CASH USED IN OPERATING ACTIVITIES	(708,974)	(1,024,258)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(38,730)	(79,289)

NET CASH USED IN INVESTING ACTIVITIES	(38,730)	(79,289)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of convertible loans payable	—	(150,000)
Proceeds from sale of stock	569,700	315,000
Proceeds from subscriptions	168,800	450,000
Payments of finance lease liabilities	(11,562)	—
Costs associated with equity line of credit	—	(24,000)

CASH PROVIDED BY FINANCING ACTIVITIES	726,938	591,000

Effect of exchange rate changes on cash	13,650	(19,370)

Net change in cash	(7,116)	(531,917)

Cash, beginning of period	40,886	589,668

Cash, end of period	$33,770	$57,751

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$5,788	$67,940
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for interest and fees	$5,542	$3,222
Reclassification of common stock subscriptions to common stock	$310,700	$747,650
Common shares issued for conversion of loans payable	$93,000	$50,000
Derivative settled upon conversion of debt	$113,806	$110,507
Reclassification of liability to equity for subscriptions	$—	$377,350
Additions of finance lease obligations	$103,729	$—

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-29

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1. Incorporation and Nature of Operations

Energy and Water Development Corp. (the “Company” or “EAWD”) was originally incorporated as a Delaware corporation named Wealthhound.com, Inc. in 2000 and was converted to a Florida corporation under the name Eagle International Holdings Group Inc. on December 14, 2007.

On March 10, 2008, the Company changed its name to Eurosport Active World Corporation and on March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Inko Sport America, LLC (“ISA”), a privately-held Florida limited liability company wherein all of the certified owners of ISA exchanged their ownership interests in ISA for shares of the Company. In connection with the closing of the Acquisition Agreement, the Company adopted ISA’s business plan and the Company’s registered directors were elected to their positions. This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes. ISA was administratively dissolved in September 2010.

In September 2019, the Company changed its name to Energy and Water Development Corp. to more accurately reflect the Company’s purpose and business sector and the Company has registered its logo “EAWD” with the United States Patent and Trademark Office, the European Union Intellectual Property Office and the World Intellectual Property Organization (WIPO) to secure its corporate identity.

To ensure the Company is positioned to service its growing business in one of the EU’s most environmentally progressive countries, the Company has a branch registered to conduct business in Germany and two wholly-owned German subsidiaries: Energy and Water Development Deutschland GmbH (“EAWD Deutschland”) and EAWD Logistik GmbH (“EAWD Logistik”).

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The condensed consolidated financial statements include the accounts of EAWD and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

The condensed consolidated financial statements (unaudited) include the accounts of Energy and Water Development Corp. and have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements of Energy and Water Development Corp. for the fiscal year ended December 31, 2022, have been omitted.

 Foreign currency translation

The United States dollar (“USD”) is the Company’s reporting currency. The Company has two subsidiaries located in Germany. The net sales generated, and the related expenses directly incurred from the operations, if any, are denominated in local currency, Euro (“Euro”). The functional currency of the subsidiaries is generally the same as the local currency.

Assets and liabilities measured in Euros are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive loss in its balance sheets. Income and expense accounts are translated at the average exchange rate for the period. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. During the six months ended June 30, 2023 the Company used a spot rate of 1.09 and an average rate of 1.08 when converting EURO to USD.

F-30

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates relating to the determination of impairment of assets, assessment of going concern, the determination of the fair value of stock-based compensation, and the recoverability of deferred income tax assets.

Leases

Effective January 1, 2019, the Company adopted ASC 842- Leases (“ASC 842”). The lease standard provided a number of optional practical expedients in transition. The Company elected the package of practical expedients. As such, the Company did not have to reassess whether expired or existing contracts are or contain a lease; did not have to reassess the lease classifications or reassess the initial direct costs associated with expired or existing leases. The lease standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption under which the Company will not recognize right-of-use (“ROU”) assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases. The Company elected the practical expedient to not separate lease and non-lease components for certain classes of assets (facilities).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and short-term and long-term lease liabilities, as applicable.

Cash

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has $33,770 and $40,866 cash as of June 30, 2023 and December 31, 2022, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include prepaid inventory, purchase deposits, miscellaneous prepaid expenses, value added tax receivable, and a security deposit.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Office equipment	5
Furniture and fixtures	7
Automobile	5
Machinery and equipment	5

F-31

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services.

To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the three and six months ended June 30, 2023 and 2022, the Company did not recognize any revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities,

Level 2 – Observable prices that are based on inputs not quoted on active markets, but corroborated by market data,

Level 3 – Unobservable inputs are used when little or no market data is available.

The application of the three levels of the fair value hierarchy under ASC Topic 820-10-35, our derivative liabilities as of June 30, 2023 and December 31, 2022 were $60,110 and $184,025, respectively and measured on Level 3 inputs.

Certain assets and liabilities are required to be recorded at fair value on a recurring basis. The Company adjusts derivative financial instruments to fair value on a recurring basis. The fair value for other assets and liabilities such as cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses, deferred cost and deferred revenue have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, “Earnings Per Share”, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

F-32

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

As discussed more fully in Note 10, convertible note holders have the option of converting their loans into common shares subject to the terms and features offered by the specific convertible notes. Some note holders were also granted purchase options to purchase additional shares subject to the features of each purchase option. If the convertible note holders of unexercised convertible notes exercised their conversion feature and the additional purchase options, they would represent 0 and 0 in additional common shares as of June 30, 2023 and 2022, respectively.  The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)	any person that holds 10% or more of the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

Note 3. Recently Issued Accounting Standards

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Corporation’s future financial statements. The following are a summary of recent accounting developments.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Since the Company is an SRC, implementation is not needed until January 1, 2023. The Company adopted ASU 2016-13 on January 1, 2023. The adoption did not have a material impact on the Company’s consolidated financial statements.

F-33

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 4. Going Concern

The Company has incurred operating losses since it began operations (December 2012) totaling $25,667,514 as of June 30, 2023. During the three and six months ended June 30, 2023, the Corporation incurred net losses of $619,515 and $1,329,541. The Company had a working capital deficit of $872,866 as of June 30, 2023.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

Management expects sales operations to continue to expand. If necessary, the Company will need to raise additional funds during 2023. Management of the Company intends to raise additional funds through the issuance of equity securities or debt, credit lines or advances from suppliers. The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Corporation is profitable.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5. Accounts Receivable

As of June 30, 2023 and December 31, 2022, accounts receivable was $52,761 and determined to be fully collectible.

Note 6. Inventory

The components of inventory as of June 30, 2023 and December 31, 2022, consisted of the following:

	June 30, 2023	December 31, 2022
	(Unaudited)
Work in progress	$469,972	$457,646
Inventory, net	$469,972	$457,646

F-34

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 7. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets as of June 30, 2023 and December 31, 2022, consisted of the following:

	June 30, 2023	December 31, 2022
	(Unaudited)
Prepaid expenses	$109,187	$140,676
Value added tax receivable	173,348	158,200
Security deposit	16,941	16,346
Prepayment on inventory not received	1,440	—
Prepaid expenses and other current assets	$300,916	$315,222

Note 8. Property and Equipment, net

The components of property and equipment as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30, 2023	December 31, 2022
	(Unaudited)
Office equipment	$3,983	$5,911
Furniture and fixtures	2,491	2,447
Financing lease equipment	169,311	64,417
Machinery and equipment	78,974	41,656
Automobile	151,918	149,787
Property and equipment, gross	406,677	264,218
Less: Accumulated depreciation	(59,808)	(18,551)
Property and equipment, net	$346,869	$245,667

Depreciation expense for the three months ended June 30, 2023 and 2022 was $21,854 and $3,894, respectively, and for the six months ended June 30, 2023 and 2022 was $41,257 and $4,767, respectively, and is included in other general and administrative expenses on the condensed consolidated statements of operations and comprehensive loss.

Note 9. Accounts Payable and Accrued Expenses and Accounts payable – Related Party

Significant components of accounts payable and accrued expenses as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023	December 31, 2022
	(Unaudited)
Accrued expenses	$294,511	$241,960
Accounts payable	415,558	324,754
Accrued legal costs	345,596	349,726
Accrued salary and payroll taxes	1,173	134,152
Total	$1,056,838	$1,050,592

As of June 30, 2023 and December 31, 2022, the Company owed Virhtech GmbH, a related party of the Company, $6,427 and $27,029, respectively, for services performed for the Company and is classified as accounts payable – related party on the condensed consolidated balance sheets.

F-35

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 10. Convertible Loans Payable

As of June 30, 2023 and December 31, 2022, the balance of convertible loans payable net of discount was $67,458 and $73,664, respectively.

During the year ended December 31, 2022, the Company issued one convertible loan in the aggregate amount of $178,000. The note bears interest at 8% per annum and all matured within one year. The conversion features in the note met the definition of a derivative and required bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $175,025  and was recorded as a discount of the notes.

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes. During the year ended December 31, 2022, the remaining balance of these loans was fully repaid or converted.

Amount
Balance of notes payable, net on December 31, 2021	$176,703
Issuances of debt	178,000
Cash settlement of debt	(150,000)
Debt discount	(175,025)
Conversions	(50,000)
Amortization of debt discount	93,986
Balance of notes payable, net on December 31, 2022	73,664
Amortization of debt discount	43,157
Balance of convertible loan payables, net of discounts on March 31, 2023 (Unaudited)	116,821
Conversions	(93,000)
Amortization of debt discount	43,637
Balance of convertible loan payables, net of discounts on June 30, 2023 (Unaudited)	$67,458

Derivative Liability

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of June 30, 2023 and December 31, 2022:

Total
Balance as of December 31, 2021	$354,160
Change Due to Issuances	175,026
Change due to exercise / redemptions	(110,507)
Change in fair value	(234,654)
Balance as of December 31, 2022	184,025
Change in fair value	(30,593)
Balance as of March 31, 2023 (Unaudited)	153,432
Change due to exercise / redemptions	(113,806)
Change in fair value	20,484
Balance of derivative liability as of June 30, 2023 (Unaudited)	$60,110

F-36

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the periods ended June 30, 2023 and December 31, 2022 is as follows:

	June 30, 2023	December 31, 2022
(Unaudited)

Stock price	$0.03 – 0.05	$0.04 – 0.19
Exercise price	$0.02 – 0.03	$0.02 - 0.10
Contractual term (in years)	0.33 – 0.58	0.68 – 1.00
Volatility (annual)	108% – 208%	140% – 1,313%
Risk-free rate	4.64% – 5.47%	0.51% - 4.73%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability – warrants and derivative liabilities:

	Fair Value measured at June 30, 2023 (Unaudited)
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Fair value at June 30,
	(Level 1)	(Level 2)	(Level 3)	2023
Derivative liability	$—	$—	$60,110	$60,110
Total	$—	$—	$60,110	$60,110

	Fair value measured at December 31, 2022
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Fair value at December 31
	(Level 1)	(Level 2)	(Level 3)	2022
Derivative liability	$—	$—	$184,025	$184,025
Total	$—	$—	$184,025	$184,025

There were no transfers between Level 1, 2 or 3 during the six months ended June 30, 2023 and 2022.

During the three and six months ended June 30, 2023 the Company recorded a loss of $20,484 and a gain of $10,109, respectively, and for the three and six months ended June 30, 2022, the Company recognized $0 and $243,653, respectively, from the change in fair value of derivative liability.

F-37

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 11. Leases

Finance leases

The Company’s financing lease does not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its most recent external debt of 8%.

The Company’s weighted-average remaining lease term relating to its finance leases is 3.63 years, with a weighted-average discount rate of 8.00%.

The Company incurred amortization expense for its financing leases of $16,977 and $0 during the six months ended June 30, 2023 and 2022, respectively, which was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. During the six months ended June 30, 2023 and 2022, the Company made cash lease payments of $16,977 and $0, respectively. As of June 30, 2023 and December 31, 2022, the financing lease right-of-use asset was $155,140 and $64,416, respectively, and is included in property and equipment, net on the condensed consolidated balance sheets, the current portion of financing lease liability was $38,559 and $14,327, respectively, and the financing lease liability, net of current portion was $116,881 and $48,946, respectively.

Operating leases

The Company’s operating leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its most recent external debt of 8%.

The Company’s weighted-average remaining lease term relating to its operating leases is 0.42 years, with a weighted-average discount rate of 8.00%.

The Company incurred lease expense for its operating leases of $39,740 and $24,352 during the six months ended June 30, 2023 and 2022, respectively, which was included in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss. During the six months ended June 30, 2023 and 2022, the Company made cash lease payments of $39,740 and $24,352, respectively. At June 30, 2023 and December 31, 2022, the operating lease right-of-use asset was $24,761 and $62,113, respectively, the current portion of operating lease liability was $24,761 and $62,113, respectively, and the operating lease liability, net of current portion was $0 and $0, respectively.

The following table presents information about the future maturity of the lease liabilities under the Company’s operating and financing leases as of June 30, 2023.

Maturity of Lease Liabilities	Operating lease liabilities	Finance lease liability	Total Amount
2023 (remainder of year)	$25,258	$24,800	$50,058
2024	—	49,600	49,600
2025	—	49,600	49,600
2026	—	47,999	47,999
2027	—	7,597	7,597
Total future minimum lease payments	25,258	179,596	204,854
Less: Imputed interest	(497)	(24,158)	(24,655)
Present value of lease liabilities	$24,761	$155,438	$180,199
Remaining lease term (in years)	0.42	3.63

F-38

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 12. Related Party Transactions

Due to officers

Amounts due to officers as of June 30, 2023 and December 31, 2022 are comprised of the following:

	June 30, 2023	December 31, 2022
	(Unaudited)
Ralph Hofmeier:
Unsecured advances due to officer	$19,840	$56,400
Accrued salaries	167,639	86,265
Total due to Ralph Hofmeier	187,479	142,665

Irma Velazquez:
Unsecured advances due to officer	12,153	10,393
Accrued salaries	144,127	69,434
Total due to Irma Velazquez	156,280	79,827
Total amounts due to officers	$343,759	$222,492

Unsecured advances due to officers represent unreimbursed Corporation expenses paid by the officers on behalf of the Corporation. These advances are non-interest bearing and are due on demand.

Officer Compensation

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the Company’s Chief Technology Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Executive Officer and Vice-Chairman of the Board. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

Customer deposit

EAWC-TV functions as a distributor of EAWD product. In 2019, EAWC-TV, having secured EAWD’s first customer, has placed a $550,000 order for a solar powered atmospheric water generator (“AWG”) for one of its customers. EAWC-TV and the Company on December 13, 2019 agreed to accept a $303,742 reduction in the balance owed by EAWD to EAWC-TV as a deposit with EAWD related to this order. The deposit was satisfied through delivery of the equipment. The equipment was built in Germany.

In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances in the D/T/F EAWC-TV and the outstanding balance it carried in its accounts payable account for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $52,761 as of June 30, 2023 and December 31, 2022, respectively, which represents the balance of the Company’s outstanding accounts receivable as of June 30, 2023 and December 31, 2022.

Virhtech GmbH

As of June 30, 2023 and December 31, 2022, the Company owed Virhtech GmbH, a related party of the Company, $6,427 and $27,029, respectively, for services performed for the Company and is classified as accounts payable – related party on the condensed consolidated balance sheets.

Investor deposit and officer compensation

On January 18, 2023, the Company issued 6,952,523 shares of the Company’s common stock to officers for accrued salaries payable valued at $168,126.

As of March 31, 2023, the Company received deposits in the amount of $310,700 for 13,674,000 common shares related to common stock subscriptions that were issued in May 2023.

F-39

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 13. Stockholders’ Equity (Deficit)

Preferred Stock

Authorized: 500,000,000 shares of voting preferred stock with a par value of $0.001. As of both June 30, 2023 and December 31, 2022, the Company had 9,780,796 shares of preferred stock issued and outstanding.

Common Stock

Authorized: 1,000,000,000 shares common stock with a par value of $0.001. As of June 30, 2023 and December 31, 2022, the Company had 215,020,172 and 182,934,483 shares of common stock outstanding, respectively.

Sale of Common Stock and Subscriptions:

On February 18, 2022, the Company received a deposit in the amount of $300,000 for 1,875,000 common shares to be issued pursuant to a securities purchase agreement. These common shares were issued on July 4, 2022.

From January 1, 2022 through March 31, 2022, the Company has issued 14,953,000 common shares related to subscriptions outstanding at December 31, 2021 for total cash consideration of $747,650.

From April 1, 2022 through June 30, 2022, the Company has issued 8,527,947 common shares related to subscriptions outstanding at March 31, 2022 for total cash consideration of $437,450.

From January 1, 2023 through March 31, 2023, the Company issued 375,000 shares of the Company’s common stock to investors for an aggregate purchase price of $37,500.

From April 1, 2023 through June 30, 2023, the Company sold 8,940,000 shares of the Company’s common stock to investors for an aggregate purchase price of $194,300, of which 1,500,000 shares were issued in the third quarter of 2023.

As of June 30, 2023, the Company received deposits in the amount of $138,800 for 6,420,000 common shares related to the common stock subscriptions that have not yet been issued. These are included as common stock subscription liability is the accompanying consolidated balance sheet.

Shares issued pursuant to ELOC:

On January 26, 2022 the Company entered into a two year equity line of credit (“ELOC”) with an investor to provide up to $5 million. As of March 31, 2022, 500,000 common shares had been issued pursuant to this agreement as the commitment fee at a fair value of $80,000.

On January 26, 2022, the Company entered into a Securities Purchase Agreement with an investor. As of March 31, 2022, 2,000,000 common shares were issued pursuant to this agreement for a purchase price of $300,000. In the third quarter of 2022, an additional 4,023,368 common shares were issued pursuant to ELOC for a purchase price of $450,000.

In the fourth quarter of 2022, the Company issued an additional 5,064,421 shares of the Company’s common stock pursuant to the ELOC for a purchase price of $187,000.

In the first quarter of 2023, the Company issued an additional 5,310,988 shares of the Company's common stock pursuant to the ELOC for an aggregate purchase price of $196,000.

Shares issued upon conversion of convertible debt:

On January 14, 2022, the Company completed a conversion of our outstanding convertible debt by exchanging $53,222 cash for retiring $50,000 in convertible debt along with $3,222 in interest for a total of 575,558 common shares.

In the second quarter of 2023, the holder of our convertible debt elected to convert $93,000 in principal, $4,142 in accrued interest and $1,400 in other fees into 4,753,178 shares of common stock.

Shares issued for accrued salary:

On January 18, 2023, the Company issued an aggregate 6,250,000 shares of common stock to Gary Rodney at a per share price of $0.02 in full satisfaction of all accrued but unpaid amounts payable for services as interim chief financial officer pursuant to his consulting agreement by and between InfoQuest Technology, Inc. and the Company dated June 2, 2021. The Company recognized a loss of $196,159 related to the settlement that is included on the accompanying consolidated condensed statement of operations and comprehensive loss.

On January 18, 2023, the Company issued an aggregate 702,523 shares of common stock to Ralph Hofmeier the Company’s Chief Technology Officer and Chairman of the Board at a per share price of $0.05 in full satisfaction of all accrued but unpaid amounts payable pursuant to his employment agreement by and between Ralph Hofmeier and the Company dated August 4, 2022. The Company recognized a loss of $2,109 related to the settlement that is included in other income (expense) on the accompanying consolidated condensed statement of operations and comprehensive loss.

F-40

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 14. Commitments and Contingencies

Commitments

Equity Line of Credit

The Company entered into a two-year Equity Line of Credit pursuant to an Equity Purchase Agreement with Tysadco Partners, LLC, dated January 26, 2022. Pursuant to the agreement, Tysadco Partners agreed to invest up to $5,000,000 to purchase the Company’s Common Stock, par value $0.001 per share, and upon execution of the ELOC the Company issued an additional 500,000 shares of common stock to Tysadco Partners as commitment shares in accordance with the closing conditions within the ELOC. Requests are limited to the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior the Closing Request Date. The purchase price shall be 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement). In addition, the Company and Tysadco Partners entered into a Registration Rights Agreement, whereby the Company shall register the securities on a registration statement covering the Offering Amount with the Securities and Exchange Commission (“SEC”) within forty-five days of filing its 10-K for the year ended December 31, 2021. The Company’s Registration Statement on Form S-1 registering 25,000,000 shares in connection with the ELOC was declared effective on July 5, 2022.

Employment Agreements

The Company entered into employment agreements with its Chief Executive Officer, Mr. Ralph Hofmeier, and its Chief Operating Officer, Ms. Irma Velazquez (collectively the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Corporation will pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the Corporation’s Board of Directors. The Employment Agreements each had initial terms of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew. These contracts expired on August 4, 2022.

Effective as of August 4, 2022, Mr. Ralph M. Hofmeier has resigned as Chief Executive Officer and President of Energy and Water Development Corp. (the "Company"), and has been appointed as Chief Technology Officer of the Company. Mr. Hofmeier’s resignation is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

Effective as of August 4, 2022, Ms. Irma Velazquez has resigned as Chief Operating Officer of the Company, and has been appointed as Chief Executive Officer of the Company. Ms. Velazquez’s resignation is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

On August 4, 2022, per a board of directors resolution, the Company entered into employment agreements with its Chief Technology Officer, Mr. Ralph Hofmeier, and its Chief Executive Officer, Ms. Irma Velazquez (collectively the “2022 Employment Agreements”). Effective for the fiscal year ended December 31, 2022, under the 2022 Employment Agreements, the base salary will be $210,305 prorated for any partial period of employment and payable in arrears in accordance with the Company’s ordinary payroll policies and procedures. Additionally, in recognition of the employees’ past services, the Company shall pay each employee a lump sum cash signing bonus of $29,164, less payroll deductions and withholdings, and each individual will be eligible to receive a yearly bonus based on yearly profitability. Additionally, if certain performance milestones are met, each employee will be granted options to purchase shares of the Company’s common stock. No options had been granted as of June 30, 2023. Any increase to the annual base is subject to approval by the Company’s Board of Directors. The 2022 Employment Agreements each have an indefinite term.

F-41

Energy and Water Development Corp. Notes to the Condensed Consolidated Financial Statements (Unaudited)

Lease

Our registered office is located at 7901 4th Street N STE #4174, St. Petersburg, Florida 33702. Our telephone number is +1 (727) 677-9408. Office services are contracted for on a month-to-month basis in this address. In October 2020, the Company established its official registered branch in Hamburg Germany; the office address until March 31, 2021 was Offakamp 9f- 2.17. On April 1, 2021, the Company entered into two lease agreements for a workshop located at Industriestraße 17, 25462 Relligen and an office located at Ballindam 3 20095 Hamburg, Germany. Our telephone number is +49 40 809081354. Rent expense in the three months ending June 30, 2023 and 2022 amounted to $53,161 and $22,247, respectively, and rent expense for the six months ended June 30, 2023 and 2022 amounted to $76,787 and $41,768.

The Company notified the landlord for one of its operating leases in May 2023 to effectively terminate the lease on June 30, 2023 as a precaution to the vague language used in the lease agreement. In response to the notification, the landlord has sought September 30, 2023 as the final date of the lease and demanded additional compensation for the early termination of the lease and for damages to the rental space. The Company may seek potential litigation against the landlord for demanding additional compensation that the Company does not believe the landlord is entitled to.

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its operating results, financial position or cash flows.

Litigation

EAWD vs Packard and Co-Defendant Nick Norwood – Case number 18-031011 CA-01 Miami-Dade County Circuit Court. The Company is demanding the proof of payment for shares issued in 2008. The parties are currently scheduled to participate in non-binding arbitration.

EAWD vs Nerve Smart Systems ApS (“Nerve”) - Case number BS-15264/2022– The Court of Roskilde, Denmark. On April 2022, the Company filed a claim against Nerve demanding the return of the amounts paid by the Company for a Battery Energy Storage System that was never delivered by Nerve to the Company, and therefore Nerve did not meet the requirements and specifications of the contract with the Company. The Company is confident there will be a positive outcome in this case. This matter is not expected to be resolved prior to 2024 due to the long waiting times of the Danish court System.

Note 15. Subsequent Events

In July 12th 2023, the Company issued 2,162,770 shares of common stock to GS Capital Partners, LLC for conversion of $35,000 of principal, $1,948 of accrued interest and $900 in other fees on the convertible loan payable.

For the three months ended June 30, 2023, the Company received deposits in the amount of $30,000 for 1,500,000 common shares related to common stock subscriptions that were issued in August 2023.

In July 2023, the Company issued one convertible loan for $153,000. The note bears interest at 8% per annum and matures on June 30, 2024. The conversion features in the note met the definition of a derivative and required bifurcation and liability classification, at fair value.

In July and August 2023, the Company sold 6,875,000 shares of common stock for $137,500.

On July 15, 2023 the rental contract in Relligen was terminated.

F-42

ENERGY AND WATER DEVELOPMENT CORP.

[•] SHARES OF COMMON STOCK

_____________________

PROSPECTUS

_____________________

___, 2023

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

EF Hutton

division of Benchmark Investments, LLC

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$
Transfer Agent Fees*	$
Accounting fees and expenses*	$
Legal fees and expenses*	$
Blue Sky fees and expenses*	$
Total*	$

———————

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Simultaneously with the closing of this offering, each of the director nominees will enter into an indemnification agreement with the Company. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Florida law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the indemnification agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is attached hereto as Exhibit 10.12 to the registration statement of which this prospectus is a part.

 Item 15. Recent Sales of Unregistered Securities.

Since June 30, 2023, the Company has engaged in the following equity events:

During the period from August 2, 2023 through October 27, 2023, the Company has received payment in the amount of $618,300 for 15,625,000 common shares to 19 investors sold pursuant to securities purchase agreement those shares are in the process of being issued.

During the period from August 2, 2023 through October 27, 2023, the Company received consideration in the aggregate of $259,000 for 22,575,000 shares of common stock sold pursuant to securities purchase agreements, which 6,950,000 shares of common stock in the aggregate have been issued to 5 investors.

During the period from August 2, 2023 through October 27, 2023, the Company issued 6,370,000 shares of common stock in the aggregate to 11 investors for total consideration of $167,800 received during the period from April 23, 2023 through June 22, 2023.

In July 2023, the Company issued 2,162,770 shares of common stock to GS Capital Partners, LLC for conversion of $35,000 of principal, $1,948 of accrued interest and $900 in other fees on the convertible loan payable.

In September 2023, the Company received the return of 266,634 shares of its common stock in settlement of litigation. The returned shares were placed in to the Company’s treasury.

In October 2023, the Company issued 3,496,616 shares of common stock to GS Capital Partners, LLC for conversion of $50,000 of principal, $3,682 of accrued interest and $900 in other fees on the convertible loan payable.

In October 2023, the Company issued 56,976 shares of common stock to an unrelated third party in satisfaction of $5,000 owed.

The securities described above were issued pursuant to the Energy and Water Development Corp. 2022 Long Term Incentive Plan or in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit #	Exhibit Description	Incorporated by Reference Form	Date Filed	Exhibit #	Filed or Furnished Herewith

1.1	Form of Underwriting Agreement				*
3.1	Amended and Restated Articles of Incorporation of Energy and Water Development Corp.	8-K	1/31/2020	3.1
3.2	Articles of Amendment to Articles of Incorporation of Energy and Water Development Corp.	S-8	10/28/2022	3.2
3.3	Bylaws of Energy and Water Development Corp.	S-1	10/7/2015	3.2
4.1	Registration Rights Agreement by and between Energy and Water Development Corp. and Tysadco Partners, LLC dated January 26, 2022	S-1	5/31/2022	4.1
5.1	Legal Opinion of di Santo Law PLLC				*
10.1	Technology Transfer Agreement & License Agreement by and between Swiss Water Tech Research and Development S.A and Eurosport Active World Corp dated February 1, 2013	S-1	10/7/2015	10.1
10.2±	Employment Agreement by and between Energy and Water Development Corp. and Ralph Hofmeier dated August 4, 2022	8-K	8/4/2022	10.1
10.3±	Employment Agreement by and between Energy and Water Development Corp. and Irma Velazquez dated August 4, 2022	8-K	8/4/2022	10.2
10.4	Addendum to Technology Transfer and License Agreement dated January 29, 2016 to License Agreement with Swiss Water Tech Research and Development S.A.	S-1	8/1/2018	10.6
10.5	Independent Contractor Agreement dated March 15, 2015 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.10
10.6	Addendum to Independent Contractor Agreement dated March 15, 2017 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.11
10.7	Sales Contract for a Solar Powered Atmosphere Water Generation System by and between Eurosport Active World Corp and His Will Innovations LTD dated April 10, 2019	S-1	5/31/2022	10.8
10.8	Purchase and Sales Agreement by and between Energy and Water Development Corp. and EAWC Tecnologias Verdes SA de CV dated November 21, 2019				Filed
10.9	Amendment to Purchase and Sales Agreement by and between Energy and Water Development Corp. and EAWC Tecnologias Verdes SA de CV dated November 17, 2020	S-1	5/31/2022	10.9
10.10±	Energy and Water Development Corp. 2022 Long Term Incentive Plan	S-8	10/28/2022	4.1
10.11±	Engagement Letter entered into as of January 30, 2023 by and between AOB Accounting and Consultancy Services Company Limited and Energy and Water Development Corp.	8-K	2/1/2023	10.1
10.12	Form of Director Indemnification Agreement				*
14.1	Code of Ethics	8-K	9/14/2022	14.1
21.1	Subsidiaries of the Registrant				Filed
23.1	Consent of TAAD LLP, independent registered public accounting firm				Filed
23.2	Consent of di Santo Law PLLC (included in Exhibit 5.1)				*
107	Filing Fees				Filed

 * To be filed by amendment

± Management contract or compensatory plans or arrangements.

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 Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Hamburg, Germany, on October 30, 2023.

ENERGY AND WATER DEVELOPMENT CORP.

By:	/s/ Irma Velazquez
Irma Velazquez
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each officer and director of Energy and Water Development Corp. whose signature appears below constitutes and appoints Ralph Hofmeier and Irma Velazquez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on October 30, 2023.

Signature	Title

/s/ Irma Velazquez	Chief Executive Officer and Vice Chairman of the Board
Irma Velazquez	(Principal Executive Officer)

/s/ Ralph Hofmeier	Chairman of the Board and Chief Technology Officer
Ralph Hofmeier

/s/ Amedeo Montonati	Chief Financial Officer
Amedeo Montonati	(Principal Financial Officer and Principal Accounting Officer)

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